UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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AlTi Global, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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AlTi Global, Inc.

520 Madison Avenue, 21st Floor

New York, New York 10022

To the Stockholders of AlTi Global, Inc.:

You are cordially invited to attend the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of AlTi Global, Inc. (f/k/a Cartesian Growth Corporation) to be held on June 29, 2023, at 10:00 a.m. Eastern Time. The Annual Meeting will be a completely virtual meeting of stockholders conducted via live audio webcast to enable our stockholders to participate from any location around the world that is convenient to them. You will be able to attend the Annual Meeting by registering at www.proxypush.com/ALTI prior to the Annual Meeting.

The matters expected to be acted upon at the Annual Meeting are described in detail in the accompanying Notice of Annual Meeting of Stockholders and proxy statement.

You may cast your vote over the Internet, by telephone, or by completing and mailing a proxy card to ensure that your shares will be represented. Your vote by proxy will ensure your representation at the Annual Meeting regardless of whether or not you attend. Returning the proxy does not deprive you of your right to attend and vote your shares electronically at the Annual Meeting.

Thank you for your continued investment in AlTi Global, Inc.

Michael Tiedemann

Chief Executive Officer

May 18, 2023

AlTi Global, Inc.

520 Madison Avenue, 21st Floor

New York, New York 10022

NOTICE OF THE 2023 ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of AlTi Global, Inc. (f/k/a Cartesian Growth Corporation) (the “Company”) is to be held on June 29, 2023, at 10:00 a.m. Eastern Time. The Annual Meeting will be a completely virtual meeting of stockholders conducted via live audio webcast. You will be able to attend the Annual Meeting by registering at www.proxypush.com/ALTI prior to the Annual Meeting.

We are holding the Annual Meeting for the following purposes, which are more fully described in the proxy statement (the “Proxy Statement”) accompanying this notice:

1.

To vote to elect as directors the 11 nominees named in the Proxy Statement for a term of office expiring at the 2024 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified.

2.	To ratify the appointment of KPMG LLP (“KPMG”) as our independent registered public accounting firm for the 2023 fiscal year.

3.	To consider any other business that is properly presented at the meeting and any adjournment or postponement thereof.

You may vote if you were a record owner of our common stock at the close of business on May 1, 2023, which we refer to as the record date. The vote required to approve the proposals to be presented is set forth in each proposal brought for stockholders’ approval in the accompanying Proxy Statement.

The Proxy Statement and form of proxy and our 2022 Annual Report (as defined in the Proxy Statement) are first being mailed to stockholders on or about May 19, 2023. Stockholders should review the information contained in the Proxy Statement together with our 2022 Annual Report, which accompanies the Proxy Statement.

Your vote is very important. Stockholders may vote their shares (i) at the virtual Annual Meeting, (ii) by telephone, (iii) through the Internet in advance, or (iv) by completing and mailing a proxy card if you receive your proxy materials by mail. Specific instructions for voting by telephone or through the Internet (including voting deadlines) are included in the proxy card. For specific instructions on how to vote your shares, please refer to the instructions in the section titled “INFORMATION ABOUT OUR ANNUAL MEETING” of the Proxy Statement or on the proxy card. Whether or not you expect to attend the Annual Meeting, please vote at your earliest convenience by following the instructions in the proxy card you received in the mail.

By order of the Board of Directors,

Michael Tiedemann

Chief Executive Officer

New York, New York

May 18, 2023

Important Notice Regarding the Annual Meeting to Be Held on

June 29, 2023. The Company’s Proxy Statement and Annual Report, which is first being mailed to stockholders on or about May 19, 2023, are available at www.proxypush.com/ALTI.

*	To be voted on at the meeting

AlTi Global, Inc.

520 Madison Avenue, 21st Floor

New York, New York 10022

PROXY STATEMENT

You are receiving this Proxy Statement because you owned shares of common stock, par value $0.0001 (“common stock,”) of AlTi Global, Inc., a Delaware corporation (the “Company”), as of May 1, 2023 (the “Record Date”), which entitles you to vote those shares at our 2023 Annual Meeting of stockholders (the “Annual Meeting”). Our Board of Directors (the “Board”) is soliciting proxies from stockholders who wish to vote their shares at the Annual Meeting. By using a proxy, you can vote even if you do not attend the Annual Meeting. This Proxy Statement describes and provides information about the matters on which you are being asked to vote so that you can make an informed decision. AlTi Global, Inc. is referred to in this document as “we”, “us”, “our” and the “Company”.

The mailing address of our principal executive offices is AlTi Global, Inc., 520 Madison Avenue, 26th Floor, New York, New York 10022, Attention: Colleen Graham, Secretary.

The Proxy Statement, form of proxy and our Annual Report on Form 10-K for fiscal year ended December 31, 2022 (the “2022 Annual Report”) are first being mailed to stockholders on or about May 19, 2023. Stockholders should review the information contained in this Proxy Statement together with our 2022 Annual Report, which accompanies this Proxy Statement.

Our Internet website and the information contained therein or linked thereto are not incorporated by reference or otherwise made a part of this Proxy Statement.

INFORMATION ABOUT OUR ANNUAL MEETING

When and where is the Annual Meeting?

The Annual Meeting will be held on June 29, 2023, at 10:00 a.m. Eastern Time. The Annual Meeting will be a virtual meeting of stockholders to be held solely as a live webcast over the Internet at www.proxypush.com/ALTI. There will not be a physical location for the Annual Meeting.

Why are we holding a virtual Annual Meeting?

We are leveraging technology to hold a virtual Annual Meeting that expands convenient access to, and enables participation by, stockholders from any location around the world. We believe the virtual format encourages attendance and participation by a broader group of stockholders, while also reducing the costs and environmental impact associated with an in-person meeting.

Who may attend the Annual Meeting?

Stockholders of record as of May 1, 2023 (which we refer to as the Record Date), or their duly appointed proxies, and our invited guests are permitted to attend the Annual Meeting.

How can I attend and participate in the Annual Meeting?

The Annual Meeting will be a completely virtual meeting of stockholders conducted exclusively via live audio webcast. To attend the Annual Meeting, you must register at www.proxypush.com/ALTI using the control number located on your proxy card or voting instruction form. Upon completing your registration, you will receive further instructions by email, including a unique link that will allow you to access the Annual Meeting and to vote and submit questions to be answered at the Annual Meeting. If you are a beneficial owner of shares registered in the name of a broker, bank, or other nominee, as part of the registration process, you will also need to provide the registered name on your account and the name of your broker, bank, or other nominee. The Annual Meeting will begin promptly at 10:00 a.m. Eastern Time on June 29, 2023. We encourage you to access the virtual meeting website prior to the start time. Online check-in will begin at 9:00 a.m. Eastern Time, and you should allow ample time to ensure your ability to access the meeting.

We will hold our question and answer session with management immediately following the conclusion of the business to be conducted at the Annual Meeting. You may submit questions using the unique link delivered to you upon completion of your registration at www.proxypush.com/ALTI.

The Chairman of the meeting has broad authority to conduct the Annual Meeting in an orderly manner, including establishing rules of conduct. A replay of the Annual Meeting will be available on our website at https://ir.alti-global.com after the meeting.

What is the purpose of the Annual Meeting?

The Annual Meeting will be held for the following purposes:

1.

To vote to elect as directors the 11 nominees named in this Proxy Statement for a term of office expiring at the 2024 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified.

2.	To ratify the appointment of KPMG LLC (“KPMG”) as our independent registered public accounting firm for the 2023 fiscal year.

3.	To vote on such other business, if any, as may properly come before the meeting and any adjournment or postponement thereof.

Can I vote at the Annual Meeting?

You may vote your shares electronically at the Annual Meeting by using the control number on your proxy card or voting instruction form and following the instructions delivered to you upon completing your registration at www.proxypush.com/ALTI. If you have already voted previously by telephone or Internet, there is no need to vote again at the Annual Meeting unless you wish to revoke and change your vote.

Can I vote by telephone or Internet?

For beneficial stockholders with shares registered in the name of a brokerage firm or bank, a number of brokerage firms and banks are participating in a program that offers telephone and Internet voting options. Stockholders should refer to the voting instruction form provided by their brokerage firm or bank for instructions on the voting methods they offer. Registered stockholders with shares registered directly in their names with Continental Stock Transfer & Trust Company, the Company’s transfer agent, will also be able to vote by telephone and Internet. If your shares are held in an account at a brokerage firm or bank participating in this program or registered directly in your name with Continental Stock Transfer & Trust Company you may vote those shares by calling the telephone number specified on your proxy or accessing the Internet website address specified on your proxy instead of completing and signing the proxy itself. Submitting a telephonic or Internet proxy will not affect your right to vote electronically at the Annual Meeting should you decide to attend the Annual Meeting. The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions, and to confirm that stockholders’ instructions have been recorded properly.

The accompanying proxy card provides instructions on how to vote via the Internet or by telephone.

Who may vote?

The Board set May 1, 2023 as the Record Date for the Annual Meeting. Holders of our common stock at the close of business on the Record Date are entitled to vote their shares at the Annual Meeting and at any postponements or adjournments of the Annual Meeting.

There were 113,028,474 shares of our common stock issued and outstanding as of the Record Date, all of which are entitled to be voted at the Annual Meeting. See “—What are the voting rights of the Company’s stockholders?”

What are the voting rights of the Company’s stockholders?

Holders of our common stock are entitled to one (1) vote per share on each matter that is submitted to stockholders for approval.

How do I revoke my proxy and change my vote?

You may change your vote or revoke your proxy at any time before the vote at the Annual Meeting. You may change your vote prior to the Annual Meeting by executing a valid proxy card bearing a later date and delivering it to us prior to the Annual Meeting at AlTi Global, Inc., Attention: Colleen Graham, Secretary, 520 Madison Avenue, 26th Floor, New York, New York 10022. Only your latest dated proxy we receive at or prior to the Annual Meeting will be counted. You may also revoke your proxy and change your vote at any time before the final vote at the Annual Meeting by voting again via the Internet or by telephone. Attendance at the virtual meeting will not by itself revoke a previously granted proxy. If a broker, bank, or other nominee holds your shares in “street name” for you as the ultimate beneficial owner and you wish to change your vote, you must follow the directions provided by your brokerage or other financial intermediary.

What are the voting recommendations of the Board?

The Board recommends that you vote:

•	FOR the election of each of the director nominees named in this Proxy Statement; and

•	FOR ratification of KPMG as the Company’s independent registered public accounting firm for the 2023 fiscal year.

What happens if I submit or return my proxy card without voting?

When you properly submit your proxy, the shares it represents will be voted at the Annual Meeting in accordance with your directions. Unless otherwise specified in the proxy, shares of our stock represented by proxies will be voted:

•	FOR the election of each of the director nominees named in this Proxy Statement;

•	FOR ratification of KPMG as the Company’s independent registered public accounting firm for the 2023 fiscal year; and

•

In accordance with the recommendation of our Board of Directors “FOR” or “AGAINST” all other business as may properly be brought before the Annual Meeting and at any adjournments or postponements of the Annual Meeting.

What constitutes a quorum?

The presence at the meeting, virtually or by proxy, of the holders of a majority of the voting power of all outstanding shares of capital stock of the Company as of the Record Date will constitute a quorum, permitting the conduct of business at the Annual Meeting.

Under the General Corporation Law of the State of Delaware, shares that are voted “abstain” or “withheld” and broker “non-votes” are counted as present for purposes of determining whether a quorum is present at the Annual Meeting.

If less than a majority of the outstanding shares of common stock is represented at the Annual Meeting, the chairman of the meeting may adjourn the Annual Meeting to another date, time, or place. Notice need not be given of the new date, time, or place if announced at the Annual Meeting before an adjournment is taken, unless the Board, after adjournment, fixes a new record date for the Annual Meeting (in which case a notice of the adjourned meeting will be given to stockholders of record on such new record date, each of whom would be entitled to vote at the adjourned meeting).

What if I have technical difficulties or trouble accessing the virtual meeting website during the check-in time or during the Annual Meeting?

Technicians will be available to assist you if you experience technical difficulties accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please use the contact information provided to you upon registration for the Annual Meeting at www.proxypush.com/ALTI.

How many votes are needed for the proposals to pass?

Election of Directors

Under our bylaws (as amended, restated, modified or supplemented from time to time, the “Bylaws”), if a quorum is present, the director nominees will be elected by a plurality of the votes of shares of common stock present and entitled to vote. Accordingly, the nominees who receive the largest number of votes actually cast will be elected.

Stockholders entitled to vote may vote in favor of all of the nominees or any individual nominee or withhold their votes as to all the nominees or any individual nominee. Shares voting “withheld” have no effect on the election of directors.

Ratification of KPMG as our Independent Registered Public Accounting Firm

If a quorum is present, ratification of the appointment of our independent registered public accounting firm requires that a majority of the votes cast at the Annual Meeting are cast “FOR” ratification.

What is the effect of abstentions?

Proxies received but marked “ABSTAIN” will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining a quorum, but abstentions will not have an effect on the outcome of any proposal.

What are “broker non-votes” and what effect do they have on the proposals?

Broker non-votes occur when a broker, bank, or other nominee holds shares in “street name” for a beneficial owner and that nominee does not vote the shares because it (i) has not received voting instructions from the beneficial owner and (ii) lacks discretionary voting power to vote those shares with respect to a particular proposal. Broker non-votes are counted for purposes of determining the existence of a quorum at the Annual Meeting, but they will have no effect on the outcome of any proposal on which we receive a broker non-vote.

A broker is entitled to vote shares held for a beneficial owner on “routine” matters without instructions from the beneficial owner of those shares, which include the proposal to ratify KPMG as our independent public accounting firm for the 2023 fiscal year. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on “non-routine” matters, which includes Proposal No. 1 described in this Proxy Statement.

If you hold your shares in street name, it is critical that you provide your broker, bank, or other nominee with instructions on how to cast your vote if you want it to count in the election of directors (Proposal No. 1) described in this Proxy Statement. If you hold your shares in street name, and you do not instruct your broker, bank, or other nominee how to vote, then it will not be voted for the election of directors.

If any other routine matters are properly brought before the Annual Meeting in addition to Proposal No. 2, then brokers holding shares in street name may vote those shares in their discretion for any such routine matters.

What is “householding” and how does it work?

SEC rules permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering only one (1) copy of our annual report and this Proxy Statement addressed to those stockholders, if consented to by the stockholders. This delivery method, called “householding,” reduces our printing and mailing costs and provides extra convenience for stockholders. Stockholders who participate in householding and who request to receive printed proxy materials will continue to receive separate proxy cards.

Once a stockholder has received notification from its broker that it will be “householding” communications to such stockholder’s address, “householding” will continue until such stockholder is notified otherwise or until such stockholder notifies its broker or us that it no longer wishes to participate in “householding.” A stockholder may revoke such stockholder’s consent by notifying its broker or delivering written notice of such revocation to the Company at AlTi Global, Inc., Attention: Colleen Graham, Secretary, 520 Madison Avenue, 26th Floor, New York, New York 10022. Upon written or oral request of a stockholder at a shared address to which a single copy of this Proxy Statement and 2022 Annual Report was delivered, we will deliver promptly separate copies of these documents or do so in the future if requested.

How to Submit Stockholder Proposals for Next Year’s Annual Meeting

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), our stockholders may present proper proposals for inclusion in our proxy statement and form of proxy and for consideration at the next annual meeting by submitting their proposals to us in a timely manner. Any stockholder of the Company who wishes to present a proposal for inclusion in the proxy statement and form of proxy for action at the 2024 annual meeting of stockholders (the “2024 Annual Meeting”) must comply with our Bylaws and the rules and regulations of the SEC, each as then in effect. Such proposals must be mailed to us at our offices at AlTi Global, Inc., Attention: Colleen Graham, Secretary, 520 Madison Avenue, 26th Floor, New York, New York 10022. Under the rules of the SEC, any stockholder proposal intended to be presented at the 2024 Annual Meeting must be received no later than January 2, 2024 in order to be considered for inclusion in our proxy statement and form of proxy relating to such meeting. Under our Bylaws, a stockholder must follow certain procedures to nominate persons for election as directors or to introduce an item of business at an annual meeting of stockholders. In order to be timely, we must receive notice of your intention to introduce a nomination or propose an item of business at our 2024 Annual Meeting between March 2, 2024 and April 1, 2024. If we change the date of our 2024 Annual Meeting by more than thirty days before, or more than sixty days after, the one-year anniversary of the Annual Meeting, then the written notice of a stockholder proposal that is not intended to be included in our proxy statement must be delivered, or mailed and received, not prior to the 120th, nor later than the 90th day, prior to our 2024 Annual Meeting or, if later, the tenth day following the day on which certain public disclosure as described in our bylaws of the meeting date is made. The public announcement of an adjournment or postponement of the 2024 Annual Meeting does not commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this proxy statement.

You are advised to review our Bylaws, which contain additional requirements with respect to advance notice of shareholder proposals and director nominees.

If a stockholder notifies us of an intent to present a proposal at the 2024 Annual Meeting at any time after March 17, 2024 (and for any reason the proposal is voted on at that meeting), it will be considered untimely and our proxy holders will have the right to exercise discretionary voting authority with respect to the proposal, if presented at the meeting, without including information regarding the proposal in our proxy materials.

In addition, for stockholder nominees for directors to be considered timely for inclusion on a universal proxy card pursuant to Rule 14a-19 under the Exchange Act, stockholders must provide notice to us no later than April 30, 2024, containing the information required by Rule 14a-19 under the Exchange Act.

Who tabulates the votes?

Prior to the Annual Meeting, we will select an inspector of election for the meeting. Such inspector will determine the number of shares of common stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive, count, and tabulate ballots and votes and determine the results thereof.

Who pays the cost of this proxy solicitation?

The Company is making this solicitation. We pay the cost of soliciting your proxy, and we reimburse brokerage firms and others for forwarding proxy materials to you. Our directors, officers and employees may participate in the solicitation of proxies without additional consideration. We may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees, and other institutional owners. Our costs for such services, if retained, will not be significant.

Where can I find voting results of the Annual Meeting?

We will announce the results for the proposals voted upon at the Annual Meeting and publish final detailed voting results in a Form 8-K filed within four business days following the Annual Meeting.

What are the implications of the Company being an emerging growth company and a smaller reporting company?

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and a “smaller reporting company,” as defined in Rule 12b-2 under the Exchange Act. As an emerging growth company and a smaller reporting company, we provide in this Proxy Statement the scaled disclosure permitted under the JOBS Act and otherwise as applicable to smaller reporting companies. In addition, as an emerging growth company, we are not required to conduct votes seeking shareholder approval on an advisory basis of (1) the compensation of our “named executive officers” or the frequency with which such votes must be conducted or (2) compensation arrangements and understandings in connection with merger transactions, known as “golden parachute” arrangements.

DIRECTORS & EXECUTIVE OFFICERS

Directors & Executive Officers

Pursuant to the authority granted to our Board under Article II of our Bylaws, the Board shall determine the number of directors constituting the entire Board by duly adopted resolutions of the Board, and the Board has fixed such number at 11. All 11 directors are to be elected at the Annual Meeting, each to hold office until the 2024 Annual Meeting or until his or her successor is duly elected and qualified. Each stockholder of record on May 1, 2023 is entitled to cast one vote for each share of our common stock either in favor of or against the election of each nominee, or to abstain from voting on any or all nominees. Although management does not anticipate that any nominee will be unable or unwilling to serve as a director, in the event of such an occurrence, proxies may be voted in the discretion of the persons named in the proxy for a substitute designated by the Board, unless the Board decides to reduce the number of directors constituting the Board. Our directors are elected by a plurality of vote cast; therefore, the nominees who receive the largest number of votes cast in favor of their election will be elected.

The names of our directors nominees and executive officers and their respective ages, positions, biographies are set forth below.

Name	Position(1)	Age
Ali Bouzarif	Director	44
Norma Corio	Director	62
Nancy Curtin	Director	65
Kevin T. Kabat	Chairman of the Board	66
Timothy Keaney	Director	61
Judy Lee	Director	55
Spiros Maliagros	Director	46
Hazel McNeilage	Director (not standing for reelection)	66
Craig Smith	Director	59
Michael Tiedemann	Chief Executive Officer and Director	51
Tracey Brophy Warson	Director	60
Peter Yu	Director	61
Christine Zhao	Chief Financial Officer	50
Kevin Moran	Chief Operating Officer	45
Alison Trauttmansdorff	Chief Human Resources Officer	52
Laurie Birrittella (Jelenek)	Chief People Officer	56
Jed Emerson	Chief Impact Officer	64
Colleen Graham	Global General Counsel	57

(1)	Each director nominee has been reviewed and recommended for nomination by our environmental, social governance and nominating committee and has consented to serve as a director if elected.

Directors Nominees and Current Directors Standing for Reelection

Ali Bouzarif. Mr. Bouzarif has served as a member of our Board since January 2023. Mr. Bouzarif was previously a member of the Supervisory Board and Partner of Alvarium Investments Limited (“Alvarium”). He also served on the Finance and Compensation Committee of Alvarium. Mr. Bouzarif previously served as the Head of M&A at the Qatar Investment Authority (“QIA”) from 2007 to 2017. At the QIA, he was a member of the management investment committee and was instrumental in the completion of several notable transactions, such as the acquisition of the Harrods Department store and the merger of the Fairmont Raffles Hotels Group with AccorHotels, among others. During his tenure at QIA, Mr. Bouzarif served as a member of the board of directors and the remuneration committee of Heathrow Airport and American Express Global Business Travel (NYSE:GBTG), a board member and member of the commitment committee of AccorHotels, and a member of the board of Canary Wharf Group. Mr. Bouzarif holds a Master’s degree in business engineering from Solvay Brussels School of Economics & Management and is a CFA® charterholder.

Mr. Bouzarif’s qualifications to serve on our Board include his investment management experience and time spent serving as a member of a variety of boards of directors.

Norma Corio. Ms. Corio currently serves on the Board of multiple public companies, including as an audit committee chair, and has more than 40 years of experience in the financial services industry. She began her career in 1982 working in a variety of roles during her 30 years at JPMorgan Chase & Co., including as Head of Restructuring in the firm’s Investment Banking division and, subsequently, as Treasurer during the great financial crisis. Following JPMorgan, Ms. Corio served as Co-President of Miller Buckfire, a Stifel company, from 2013 to 2014. In 2014, she became Chief Financial Officer of American Express Global Business Travel (NYSE: GBTG), a role she held until 2017. From 2018 until 2022, Ms. Corio served as Senior Managing Director of One Equity Partners, arranging debt financing for portfolio companies as Head of Capital Markets, and serving on several portfolio company boards. Ms. Corio currently serves on the board of Cicor Technologies Ltd. (SWX: CICN) and as Chair of the Audit Committee of Finance of America Companies, Inc. (NADAQ: FOA), as well as on the board of private companies Omni Environmental Solutions, Inc., serving as Chair of the Audit Committee, Wood Technology, Inc., serving as Chair of the Compensation Committee, and Bibliotheca Group GmbH. Ms. Corio was previously on the Board of GO Acquisition Corp. (NYSE: GOAC) as Audit Committee Chair and member of the Nominating and Compensation Committees from 2020 to 2022. Ms. Corio graduated with a Bachelor of Arts in Economics from LeMoyne College and earned a Masters in Business Administration from Pace University.

Ms. Corio’s qualifications to serve on our Board include her years spent working in the financial services industry and her extensive service on various public company boards of directors.

Nancy Curtin. Ms. Curtin has served as a member of our Board since January 2023 and is currently our Chief Investment Officer for Global Wealth Management. Ms. Curtin previously served as a Partner, Group Chief Investment Officer, Head of Investment Advisory and participant member of the Supervisory Board of Alvarium. Before joining Alvarium, Ms. Curtin was Chief Investment Officer and Head of Investments at Close Brothers Asset Management (“CBAM”), a UK investment and financial advice firm focused on private clients, high-net-worth, charities, and family office, from 2010 to 2019 and Managing Partner and Chief Investment Officer of Fortune Asset Management, the UK-based hedge fund and long-only institutional advisory business, from 2002 until its acquisition by CBAM in 2010. Her previous roles also include Managing Partner and Independent Investment Adviser of Internet Finance Partners, a specialist venture capital business of Schroders plc, Managing Director and Head of Global Investments-Mutual Funds for Schroders, and Head of Emerging Markets and part of the senior leadership team for Baring Asset Management. Ms. Curtin started her career in investment banking and M&A, followed by investment leadership in a large single family office, focused on private equity and real estate investments. She has been Chairperson of the Board of Digital Bridge Group, Inc, a leading global investment and operating firm with a focus on identifying and capitalizing on key secular trends in digital infrastructure, since 2021 and has been a member of the board thereof since 2014. Ms. Curtin is a Summa Cum Laude graduate of Princeton University and has an MBA from Harvard Business School.

Ms. Curtin’s qualifications to serve on our Board include her extensive experience working in investment advisory and asset management leadership roles, in addition to serving on the board of a global investment firm.

Kevin T. Kabat. Mr. Kabat has served as a member of our Board since January 2023. Mr. Kabat began his career in the banking industry at Merchants National Bank as a consultant before working at Old Kent Financial Corporation where he served in a number of management and executive positions. Between 2001 and 2003 Mr. Kabat was the President of Fifth Third Bank (Western Michigan). In 2003, he assumed the role of Executive Vice President of Fifth Third Bancorp before ultimately becoming President in 2006, serving in that role until

September 2012. In 2007, Mr. Kabat became the Chief Executive Officer of Fifth Third Bancorp before retiring from the company in 2016. While serving as Chief Executive Officer of Fifth Third Bancorp, Mr. Kabat also served on its board of directors, as chairman from 2008 to 2010, and as vice chairman from 2012 until his retirement. Mr. Kabat also served as a Director of E*TRADE Financial Corporation, a financial services company, from June 2016 until October 2020. Mr. Kabat has served on the board of directors of UNUM (NYSE: UNUM) since 2008, assuming his current role as chairman in 2017 after having previously served as its lead independent director since 2016. Since 2015, Mr. Kabat has also served as a director of NiSource Inc. (NYSE: NI), an energy holding company, and has served as chairman since 2019. Mr. Kabat earned a B.A. in behavioral and social sciences from Johns Hopkins University, and an M.A. in industrial and organizational psychology from Purdue University.

Mr. Kabat’s qualifications to serve on our Board include his experience serving on multiple public company boards, particularly as chairman for extensive periods, in addition to his years of experience working in the financial services industry.

Timothy Keaney. Mr. Keaney has served as a member of our Board since January 2023. Mr. Keaney worked for the Bank of New York Company in various executive roles from 2000 until 2006 including head of the asset servicing business, and as head of the Bank of New York Company’s presence in Europe, having management responsibilities for all business activity in Europe. Upon the Bank of New York Company’s merger with the Mellon Financial Corporation in 2007 (forming the Bank of New York Mellon Corporation (NYSE: BK)), Mr. Keaney began serving as co-Chief Executive Officer of the BNY Mellon’s asset servicing, and later serving individually as Chief Executive Officer of asset servicing from 2010 until 2012. Mr. Keaney served as Vice Chairman of BNY Mellon from October 2010 until September 2014, and as Chief Executive Officer of Investment Services from 2013 to 2014. Mr. Keaney has served on the board of UNUM (NYSE: UNUM) since 2012, currently serving as a member of the Finance Committee and as Chairman of the Audit Committee. Since 2019, Mr. Keaney has also served as a Director for PolySign, Inc., a privately held fintech company. Mr. Keaney earned a B.S.B.A. from Babson College.

Mr. Keaney’s qualifications to serve on our Board include his lengthy experience working in both the asset management and fintech industries, in addition to his time spent serving as a director of a U.S.-listed public company.

Judy Lee. Ms. Lee has served as a member of our Board since January 2023. Ms. Lee began her career at the Bankers Trust Company in 1988, where she was a principal in the global risk management division and a member of the pioneering team that developed certain quantitative risk methodologies that are now the industry standard. From 1998 to 1999, she was a Partner at Capital Risk Market Advisors, a strategy and risk management consulting firm. Ms. Lee is currently the Managing Director of Dragonfly LLC, an international risk advisory firm based in New York, and the Chief Executive Officer of Dragonfly Capital Ventures LLC, which develops and invests in renewable energy in Southeast Asia. Ms. Lee has served on the board of DBS Group Holdings (OCTM: DBSDY) as an independent non-executive director since 2021. She is also a member of DBS’s Audit Committee, Board Risk Management Committee, and Compensation and Management Development Committee. Since 2020, Ms. Lee has also served on the board of Commercial Bank of Ceylon (CSE: COMB.N0000). Additionally, she serves as an independent director of two private companies, DBS Bank Ltd., and Temasek Lifesciences Accelerator Pte. Ltd. and of Mapletree Logistics Trust Management Ltd, the management company of a listed S-REIT. Ms. Lee was a Senior Fellow at the Wharton School of Business at the University of Pennsylvania between 2013 and 2014, and an adjunct professor at Columbia University in 2018. Ms. Lee is also a current member of the Executive Board of the Stern School of Business at New York University. She earned a B.S. from the New York University Leonard N. Stern School of Business in finance and international business, and an M.B.A. from the Wharton School of Business.

Ms. Lee’s qualifications to serve on our Board include her years of experience working in financial risk management roles, along with her participation as a public company director in a number of cross-disciplinary committee functions.

Spiros Maliagros. Mr. Maliagros has served as a member of our Board since January 2023 and is our head of Global Asset Management. Mr. Maliagros is the President of TIG Advisors LLC (“TIG or “TIG Advisors”) and has served in that capacity since 2007. He joined TIG Advisors in 2006 as general counsel assisting with SEC registration and overseeing all legal matters for the firm. In 2007, Mr. Maliagros was appointed president to support strategic initiatives for TIG Advisors. Most recently, Mr. Maliagros has led the effort to source, evaluate, and execute the growth equity investments made in managers globally. Prior to joining TIG Advisors, from 2001 to 2006, Mr. Maliagros worked for the law firm Seward & Kissel LLP, representing and advising clients in the formation and distribution of domestic and offshore hedge funds, master-feeder funds, and fund-of-funds pursuant to U.S. federal and state securities law. In 2014, Mr. Maliagros was named “Lawyer of the Year” by the Hellenic Lawyers Association. He currently serves as Chairman of the Greek Division Board of Directors for the New York Ronald McDonald House. Mr. Maliagros received a B.A. in government and economics from Dartmouth College and a J.D. from Fordham University.

Mr. Maliagros’s qualifications to serve on our Board include his global legal experience, specifically in the investment management context, and extensive time spent working directly with one of our primary business lines as a senior executive.

Craig Smith. Mr. Smith has served as a member of our Board since January 2023 and is our Chair of Global Wealth Management. Mr. Smith was a Founding Partner and the President of Tiedemann Wealth Management Holdings, LLC (“TWMH”) overseeing its strategic direction as well as Tiedemann Advisors LLC’s (“Tiedemann Advisors”) advisor team and client experience. Mr. Smith began his TWMH career in 2000, serving as managing director, trust planning and administration, until his appointment as president in 2004. Previously, Mr. Smith was Vice President of J.P. Morgan & Co., Inc., leading the trust, estate and transfer tax planning services for New England private clients, among other roles. Prior to that, Mr. Smith practiced trust and estate law with the New York law firm, Patterson, Belknap, Webb & Tyler. He also served on TWMH’s Board of Directors and was Chairman of both the Executive Committee, and the Diversity Equity and Inclusion Committee for Tiedemann Advisors. Mr. Smith earned a Juris Doctor degree from Harvard Law School and graduated magna cum laude with a Bachelor of Arts from New York University.

Mr. Smith’s qualifications to serve on our Board include his legal experience, particularly in trust and estate law, and his extensive leadership experience in the client advisory and wealth management industries.

Michael Tiedemann. Mr. Tiedemann has served as our Chief Executive Officer and as a member of our Board since January 2023. Mr. Tiedemann is a Founding Partner and was the Chief Executive Officer of TWMH as well as the Managing Member and Chief Executive Officer of TIG Advisors. Mr. Tiedemann began his career working for TIG as an emerging markets research analyst and continues to serve as Managing Member and Chief Executive Officer of TIG, in addition to his roles at TWMH. In 1994, he joined the equity research group at Banco Garantia, one of Brazil’s leading investment banks, and worked closely with Banco Garantia’s Hedge Fund-of-Funds Group. In 1998, when Credit Suisse acquired Banco Garantia, Mr. Tiedemann headed Credit Suisse’s sales trading efforts for Latin America until he left to start TWMH in 2000. He has been recognized by a number of foundations for his charitable contributions and serves as a board member for several philanthropic organizations. He was also a member of TWMH’s Board of Directors and Chairman of the Internal Investment Committee for Tiedemann Advisors, the registered investment advisor subsidiary of TWMH. Mr. Tiedemann received a Bachelor of Arts degree from Ohio Wesleyan University.

Mr. Tiedemann’s qualifications to serve on our Board include his years of experience working in the financial services industry and his extensive familiarity with a number of our business functions stemming from his wide-ranging involvement in both TIG and TWMH.

Tracey Brophy Warson. Ms. Warson has served as a member of our Board since January 2023. Ms. Warson currently works as a strategic advisor for multiple start-up companies and has more than 30 years of experience in the financial services industry. She began her career at Wells Fargo (NYSE: WFC) in 1988 where she served in various executive roles, ultimately becoming Executive Vice President of Private Client Services, a role she served in until 2006. From 2006 until 2010, Ms. Warson worked as Managing Director and Head of the Western Division of US Trust, Bank of America Private Wealth Management. In 2010, she became the Head of the Western Division of Citi Private Bank of Citigroup (NYSE: C) and served in that role until 2014. From 2014 until 2019, Ms. Warson served as Chief Executive Officer of Citi Private Bank (North America) where she led the Private Bank business across 25 offices throughout the U.S. and Canada, overseeing $230 billion in client business volume. Ms. Warson has served on the Board of InterPrivate II Acquisition Corp. (NYSE: IPVA), a special purpose acquisition company, since March 2021. In 2021, she also began serving on the board for SilverSpike Capital, LLC, a privately held company that focuses on investment management primarily in the cannabis and alternative health and wellness industries. In 2019, she was named Chairwoman of Citi Private Bank before ultimately retiring in 2020. Additionally, from 2014-2018 Ms. Warson was also the Co-Chair of Citi Women, Citi’s global strategy to promote the advancement of women. In this role she led the firm’s progress in pay equity, representation, and in having Citi sign the Women’s Empowerment Principles of the United Nations. Ms. Warson earned a Bachelor of Arts from the University of Minnesota in business administration and French.

Ms. Brophy Warson’s qualifications to serve on our Board include her immense experience working in the wealth management industry and her time spent serving as the director of a U.S.-listed public company.

Peter Yu. Mr. Yu has served as a member of our Board since inception, and as Cartesian Growth Corporation’s (“Cartesian”) Chief Executive Officer and as chairman of the Board prior to the Business Combination (as defined herein) from its inception on December 18, 2020 to the closing of the Business Combination on January 3, 2023. Mr. Yu currently serves as Managing Partner of Cartesian Capital, a global private equity firm and registered investment adviser headquartered in New York City. At Cartesian Capital, Mr. Yu has led more than 20 investments in companies operating in more than 30 countries. Mr. Yu currently serves on the boards of directors of several companies, including Burger King China, Tim Hortons China, PolyNatura Corp., Cartesian Royalty Holdings Pte. Ltd., ASO 2020 Maritime, Flybondi Ltd., and Simba Sleep Ltd. Previously, Mr. Yu served on the boards of directors of Banco Daycoval S.A., GOL Linhas Aéreas Inteligentes S.A., and Westport Fuel Systems Inc. Prior to forming Cartesian Capital, Mr. Yu founded and served as the President and Chief Executive Officer of AIGCP, a leading international private equity firm with over $4.5 billion in committed capital. Prior to founding AIGCP, Mr. Yu served President Bill Clinton as Director of the National Economic Council. A graduate of Harvard Law School, Mr. Yu served as President of the Harvard Law Review and as a law clerk on the U.S. Supreme Court. Mr. Yu received a bachelor’s degree from Princeton University’s Woodrow Wilson School.

Mr. Yu’s qualifications to serve on our Board include his years spent working in the investment management industry and his extensive service on various boards of directors across a number of countries.

Directors Not Standing for Reelection

Hazel McNeilage. Ms. McNeilage has served as a member of our Board since January 2023. Ms. McNeilage began her career in 1978 at Provincial Life Assurance working in various actuarial roles before transitioning into management with the Liberty Life Association of Africa. Between 1987 and 2000, she served in various roles for Towers, Perrin, Forster & Crosby, including as Head of Investment Consulting for Australia & Asia Pacific. Between 2001 and 2009 she worked at Principal Global Investors in roles such as global head of sales, marketing and client service, head of Asia ex Japan, and head of international investments. During 2010 and 2011 Ms. McNeilage was head of investment management for Queensland Investment Corporation and between 2012 and 2015, she was a consultant to Northill Capital LLP and served as interim CEO for one of their affiliates. Most recently, she was Managing Director for Europe, Middle East and Africa at Northern Trust Asset Management from 2015 to 2018. Ms. McNeilage has served on the Board of Directors of Reinsurance Group of America (NYSE: RGA) as an independent non-executive director since 2018. She is Chair of RGA’s Compensation Committee, serves on their Nominating and Governance Committee, and their Cyber Security and Technology Board Sub-Group. Additionally, Ms. McNeilage serves on the board of Scholarship America. She is a Fellow of both the Institute of Actuaries in the U.K. and the Institute of Actuaries of Australia, is a Board

Leadership Fellow of the National Association of Corporate Directors, and has earned the CERT Certificate in Cybersecurity Oversight from Carnegie Melon University as well as a cybersecurity related certificate from Harvard University. Ms. McNeilage earned a B.S. from the University of Lancaster in economics, mathematics, and operations research.

Executive Officers

Christine Zhao. Ms. Zhao has served as our Chief Financial Officer since January 2023 and previously served as Managing Director and Chief Financial Officer of our predecessor company Tiedemann Advisors since July 2021. Ms. Zhao has been a Board member of Jaguar Global Growth Corp I (Nasdaq: JGGC), a property tech focused special purpose acquisition company since February 2022. Most recently, she was Audit Committee Chair of D and Z Media Acquisition Corp. (NYSE: DNZ), a media and ed-tech focused special purpose acquisition company from January 2021 to February 2023, Governance & Nomination Committee Chair of bio-pharmaceutical company BeyondSpring Inc. (Nasdaq: BYSI), which develops innovative immuno- oncology cancer therapies, from October 2016 to January 2023, and CFO of Edoc Acquisition Corp. (Nasdaq: ADOC), a healthcare focused special purpose acquisition company, from November 2020 to October 2022. Previously, from November 2015 to December 2019, she served as Chief Financial Officer for two large PE-backed growth-stage companies, including Best Inc., a pre-IPO logistics technology company in China with major investors including Alibaba, Softbank, Goldman, and IFC among other large PE funds, which later priced its initial public offering at a valuation of over $3 billion (NYSE: BEST). Prior to this, Ms. Zhao served as a Managing Director of Bank of America Merrill Lynch and an Executive Director of JPMorgan, where she held senior positions at headquarters and global corporate and investment banking units, across a broad spectrum of functional areas including treasury, liquidity products, capital management, and risk management, and acted as regional CFO/COO in transaction banking and corporate banking units. She also worked at American Express in various capacities including corporate strategic planning and venture investing from March 2003 to March 2008. Early in her career, Ms. Zhao worked in investment banking at Goldman Sachs and in corporate finance/ corporate development at FedEx. She has worked in New York, London, Singapore, Hong Kong and China, and has managed teams across four continents. Ms. Zhao is a board member of several non-profit organizations, including Volunteers of America—Greater New York, founded in 1896 and one of America’s largest faith-based social service organizations with an over $100 million annual budget, the Chinese Finance Association with over 7,000 members worldwide, and Asian Pacific American Advocates Westchester & Hudson Valley Chapter. She’s also a founding board member of the American Chinese Unite Care, a charity coalition of 159 community organizations which raised $5.8 million in funds and PPEs for the tri-state area medical workers and first-responders in COVID-19 relief between March-May 2020. Ms. Zhao received an MBA from Harvard Business School, master’s degrees in economics and finance from University of Alabama and a bachelor’s degree in economics with distinction from Fudan University in China.

Kevin Moran. Mr. Moran has served as our Chief Operating Officer since January 2023. Mr. Moran began his career with Tiedemann Advisors in 2008 as General Counsel and Chief Compliance Officer and has served as the Chief Operating Officer and General Counsel of TWMH, Tiedemann Advisors and Tiedemann Trust Company since September 2017. He previously was a member of the Executive Committee and the Chairman of the New Business Acceptance Committee for Tiedemann Advisors. Mr. Moran previously managed Tiedemann Advisors’ Finance, Operations, Client Service, Technology, Legal, Compliance, Human Resources and Extended Family Office Services teams, and he oversees M&A activity for TWMH. Prior to joining Tiedemann Advisors, from October 2004 to April 2008, Mr. Moran was Associate General Counsel and Chief Compliance Officer of FRM Americas, LLC a subsidiary of Financial Risk Management. From September 2002 to October 2004, he was an associate in the financial service group of the law firm Katten Muchin Zavis Rosenman. Mr. Moran earned a Juris Doctor degree from Boston University School of Law and received a Bachelor of Arts degree from Loyola University.

Alison Trauttmansdorff. Ms. Trauttmansdorff has served as our Chief Human Resources Officer since January 2023. Ms. Trauttmansdorff also served as the Chief Human Resources Officer of Alvarium, which she joined in February 2022. Ms. Trauttmansdorff began her career in Human Resources with Goldman Sachs (NYSE: GS) in

1994, with whom she worked for 14 years in both Germany, where she helped grow the team to a significant office within the network, and in the UK in various HR roles including the Head of Graduate Recruitment for EMEA. She also served as a senior member of the human resources team for the Investment Banking Division as well as the Principal Investment Area. In 2008, Ms. Trauttmansdorff moved to Rothschild & Co as the HR Director based in London, overseeing both the central UK based team and HR teams globally. She was responsible for global client coverage of the Global Advisory and Merchant Banking businesses. Alongside her business coverage, she had a special focus on DE&I, people-focused ESG issues and wellbeing for the firm. She is a Director of the City HR Board since 2020, the professional body for HR in organizations and sectors that support the City of London. She has served on the main Council and Remuneration Committee of Aston

University (where she graduated with a degree in international business and modern languages) and also sat on the International Advisory Board of its Business School.

Laurie Birrittella (Jelenek). Ms. Birrittella has served as our Chief People Officer since January 2023. Ms. Birrittella was previously the Chief Administrative Officer of TIG and has served in that capacity since 2003. She joined TIG in 1991 and prior to becoming Chief Administrative Officer, she worked in various roles, including Office Manager, Investor Relations and Accounting. As Chief Administrative Officer, Ms. Birrittella is responsible for all administrative, human resources, business accounting and client services functions for TIG. Ms. Birrittella currently serves as Treasurer on the Board of Directors of Ferncliff Manor Inc., a non-profit organization supporting the mission of a unique residential school located in Yonkers, New York, founded in 1935 for children with developmental disabilities. She also serves on the Board of Directors of Bethany Arts Community Inc., a non-profit artist community located in Ossining, New York dedicated to creating space and environment for artists of all ages to create and collaborate and supporting the Arts. Ms. Birrittella attended Hope College in Holland, Michigan and has undertaken further studies at Pace University in New York, adding to her professional knowledge of accounting and business law.

Jed Emerson. Mr. Emerson has served as Chief Impact Officer since January 2023. Mr. Emerson previously served as a Managing Director and the Global Lead of Impact Investing of Tiedemann Advisors since June 2021. Prior to his appointment in this role, he served on Tiedemann Advisors’ Impact Advisory Council from 2018 to 2021. Mr. Emerson oversees the strategy and implementation of Tiedemann Advisors Impact Investing practice and focuses on deepening the firm’s expertise and capabilities as well as helping identify effective impact solutions. Mr. Emerson has founded or co-founded numerous national impact investing, venture philanthropy, community venture capital, and social enterprises. He is Senior Fellow with ImpactAssets, a nonprofit financial services firm. From 2011 to 2017, Mr. Emerson was also senior strategic advisor to five family offices with over $1.4 billion in total assets, each executing 100 percent impact/sustainable investment strategies with their total net worth. Mr. Emerson has authored numerous articles and papers on social entrepreneurship and investing, including “Impact Investing: Transforming How We Make Money While Making a Difference,” winner of the 2012 Nautilus Gold Book Award and the first book on impact investing. In 2018, he released his eighth book, titled “The Purpose of Capital.” Originator of the concept of “blended value,” Mr. Emerson has given presentations at the World Economic Forum, Clinton Global Initiative, Skoll World Forum and numerous other conferences and professional meetings around the world. He is a Senior Fellow with the Center for Social Investment at Heidelberg University (Germany) and has held faculty appointments with Oxford University, Harvard, Stanford and Kellogg business schools. Mr. Emerson received a Bachelor of Arts degree from Lewis and Clark College, a Master’s degree in social work from University of Denver and a Master’s degree in business administration from St. Mary’s College of California.

Colleen Graham. Ms. Graham has served as our Global General Counsel since March 2023. Prior to joining the Company, Ms. Graham served as Executive Vice President and General Counsel of Boston Private Financial Holdings from April 2019 to July 2021 and General Counsel and Chief Supervisory Officer of Boston Private’s successor entity, SVB Private from July 2021 to February 2023 including overseeing Boston Private’s $900 million acquisition by Silicon Valley Bank. Ms. Graham worked at Credit Suisse from August 1996 to February 2016 in various capacities, including as a Managing Director, Senior Lawyer, Head of Compliance Americas, Global Chief Control and Operational Risk Officer Investment Bank, Head of Business Risk

Management Private Bank Americas, before joining Signac LLC, a joint venture between Credit Suisse and Palantir Technologies, from February 2016 to July 2017 as a Co-Founder and the Credit Suisse designated CEO. Ms. Graham served on the Board of Directors of Signac LLC, and SVB Investment Services, Inc. and she was the Head of Internal Control Systems for Credit Suisse Private Advisors. Ms. Graham was the Founder and CEO of NextGen Compliance LLC from July 2017 to April 2019. Ms. Graham started her career within the corporate law practice at Hughes Hubbard & Reed from 1991 to 1994, before joining the corporate practice of Thacher Proffitt & Wood from 1994 to 1996. Ms. Graham received her bachelor’s degree in finance and marketing from the Boston College Carroll School of Management, and her juris doctorate at St. John’s University School of Law where she was a St. Thomas More Scholar and received a full tuition academic scholarship.

Family Relationships

There are no family relationships between any of our officers or directors.

Involvement in Certain Legal Proceedings

Our directors and executive officers are not parties to any material legal proceedings.

CORPORATE GOVERNANCE

Overall Role of the Board

Our common stock and our publicly-traded warrants are listed on the Nasdaq Capital Market under the symbols “ALTI” and “ALTIW,” respectively. Pursuant to the Company’s Bylaws and the Delaware General Corporation Law, our business and affairs are managed under the direction of our Board. Directors are kept informed of the Company’s business through discussions with management, by reviewing materials provided to them, and by participating in meetings of the Board and its committees.

The Board has adopted Corporate Governance Guidelines (the “Guidelines”) that contain general principles regarding the responsibilities and function of our Board and Board Committees. The Guidelines are available at: ir.alti-global.com under “Governance”. The Board has also adopted a Code of Business Conduct and Ethics that applies to the Company’s directors, officers, employees and certain designated agents, in accordance with applicable rules and regulations of the SEC and Nasdaq. Our Code of Business Conduct and Ethics is available at: ir.alti-global.com under “Governance”.

Board Leadership Structure

The Company is led by Kevin Kabat, who serves as the Chairman of our Board, and Michael Tiedemann, who serves as Chief Executive Officer.

The Board currently separates the roles of Board Chairperson and Chief Executive Officer. We believe that separation of the positions of Chairperson of the Board and Chief Executive Officer reinforces the independence of the Board in its oversight of our business and affairs, is more conducive to objective evaluation and oversight of management’s performance, increases management accountability, and improves the Board’s ability to monitor whether management’s actions are in the best interests of the Company and its stockholders.

Risk Oversight. One of the key functions of our Board is informed oversight of our risk management process. Our Board administers this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, and our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The audit committee also has the responsibility to review with management the process by which risk assessment and management is undertaken, monitor compliance with legal and regulatory requirements, and review the adequacy and effectiveness of our internal controls over financial reporting. Our environmental, social, governance and nominating committee is responsible for periodically evaluating our company’s corporate governance policies and systems in light of the governance risks that our Company faces and the adequacy of our Company’s policies and procedures designed to address such risks. Our human capital and compensation committee works to develop and implement compensation policies and plans that attract and retain key management personnel while avoiding those that would expose the Company to undue risk.

Diversity and Inclusion. Although we do not have a formal diversity policy, the environmental, social, governance and nominating committee, in accordance with its policies and procedures for director candidates, seeks to identify candidates who will enhance the Board’s overall diversity with respect to skills, experience, viewpoints, race, ethnicity and other relevant elements.

Board Diversity Matrix as of May 18, 2023

Total number of directors	11
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	4	7
Part II: Demographic Background
African American or Black
Alaskan Native or Native American
Asian	1	1
Hispanic
Native Hawaiian or Pacific Islander
White	3	6
Two or more races or ethnicities
LGBTQ+	1
Did not disclose demographic background

Corporate Governance Guidelines. Our Board strongly supports effective corporate governance and has developed and followed a program of strong corporate governance. Our environmental, social, governance and nominating committee is responsible for overseeing our Guidelines and reporting and making recommendations to the Board concerning corporate governance matters. Our Guidelines are published on our website at ir.alti-global.com and are available in print to any stockholder who requests them from our Secretary.

Director Independence. Our Board undertook a review of the independence of each director. Our Board has determined that each of Ms. Lee, Mr. Kabat, Mr. Keaney, Ms. McNeilage, Ms. Warson and Mr. Yu are “independent directors” under the Nasdaq listing standards and applicable SEC rules. Our independent directors have scheduled meetings at which only independent directors are present. Any affiliated transactions will be on terms no less favorable to us than could be obtained from independent parties. Our Board will review and approve all affiliated transactions with any interested director abstaining from such review and approval.

Code of Ethics. We have adopted a code of business conduct and ethics that will apply to all of our employees, officers and directors, including those officers responsible for financial reporting. The code of business conduct and ethics is available on our website at ir.alti-global.com. We expect that, to the extent required by law, any amendments to the code, or any waivers of its requirements, will be disclosed on our website or in our public filings. The information on our website is not intended to form a part of or be incorporated by reference into this Proxy Statement.

Board Meetings. The Board meets regularly during the year and holds special meetings and acts by unanimous written consent whenever circumstances require. Independent directors meet at regularly scheduled executive sessions without management present. During the year ended December 31, 2022, prior to the consummation of the transactions contemplated by the Business Combination Agreement (as defined below), the Cartesian board of directors met one time. As none of the incumbent members of our Board, other than Peter Yu, were serving on the Cartesian board of directors prior to the completion of the Business Combination on January 3, 2023, none of the incumbent members of our board of directors, other than Peter Yu, attended meetings of the board or the committees of the board held during the fiscal year ended December 31, 2022.

Prior to the Business Combination, the Cartesian board of directors had three committees: an audit committee; a compensation committee; and a nominating committee. During the year ended December 31, 2022, Cartesian’s audit committee met one time, while Cartesian’s compensation committee and nominating committee did not meet. In connection with the consummation of the Business Combination, each of Cartesian’s audit committee, compensation committee and nominating committee were contemporaneously disbanded on January 3, 2023.

Prior to the Business Combination, during the year ended December 31, 2022, each director attended at least 75 percent of the aggregate of the total number of Board meetings and the total number of meetings held by all committees of the Board on which he or she served.

Board Attendance at Annual Meeting of Stockholders. All our directors are encouraged to attend our Annual Meeting of stockholders.

Board Committees.

Our Board maintains an audit, finance and risk committee (“audit committee”), a human capital and compensation committee (“compensation committee”) and an environmental, social, governance and nominating committee (“nominating committee”).

Audit Committee. Our audit committee consists of Mr. Keaney, Ms. Lee, Ms. McNeilage and Mr. Yu, with Mr. Keaney serving as the chair of the committee. Under the rules of the SEC, members of the audit committee must also meet heightened independence standards. Our Board has determined that all of the members of the audit committee are independent directors as defined under the applicable rules and regulations of the SEC and Nasdaq with respect to audit committee membership. In addition, Mr. Keaney qualifies as our “audit committee financial expert,” as such term is defined in Item 407 of Regulation S-K.

The audit committee’s main function is to oversee our accounting and financial reporting processes and the audits of our financial statements. The audit committee’s duties include, but are not limited to:

•

maintaining open communications with the independent auditors, internal auditors or other personnel responsible for the internal audit function (if applicable), outside valuation experts, executive management, and the Board;

•

obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing (i) the independent registered public accounting firm’s internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues and (iii) all relationships between the independent registered public accounting firm and us to assess the independent registered public accounting firm’s independence;

•

meeting separately, from time to time, with management, internal auditors or other personnel responsible for the internal audit function (if applicable), and the independent auditors to discuss matters warranting attention by the audit committee;

•	regularly reporting committee actions to the Board and make recommendations as the audit committee deems appropriate;

•	reviewing our enterprise risk management framework and major risk exposures;

•	reviewing the financial results presented in all reports filed with the SEC;

•

reviewing reports issued by regulatory examinations and consider the results of those reviews to determine if any findings could have a material effect on our financial statements or its internal controls and procedures;

•

discussing the Company’s disclosure, oversight of and conformity with our code of business conduct and code of ethics, and matters that may have a material effect on our financial statements, operations, compliance policies, and programs;

•	reviewing and reassessing the adequacy of the audit committee’s charter at least annually and recommend any changes to the full Board; and

•	taking other actions required of the audit committee by law, applicable regulations, or as requested by the Board.

Our Board has adopted a written charter for the audit committee, which is available on our website at ir.alti-global.com under “Governance”. The information on our website is not intended to form a part of or be incorporated by reference into this Proxy Statement.

The Audit Committee Report, which is set forth in this Proxy Statement, further describes the audit committee’s responsibilities and its recommendation with respect to our audited consolidated financial statements for the year ended December 31, 2022.

Compensation Committee. Our compensation committee consists of Ms. McNeilage, Ms. Brophy Warson, Mr. Kabat, and Ms. Lee, with Ms. McNeilage serving as the chair of the committee. Our Board has determined that all of the members of the compensation committee are independent directors as defined under the applicable rules and regulations of the SEC and Nasdaq with respect to compensation committee membership.

The compensation committee’s main function is to oversee the compensation policies, plans and programs and to review and determine the compensation to be paid to executive officers and other senior management, as appropriate. The compensation committee’s duties include, but are not limited to:

•

reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration of our Chief Executive Officer based on such evaluation;

•	reviewing and approving on an annual basis the compensation of all of our other officers;

•	reviewing on an annual basis our executive compensation policies and plans;

•	implementing and administering our incentive compensation equity-based remuneration plans;

•	assisting management in complying with our proxy statement and annual report disclosure requirements;

•	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

•	if required, producing a report on executive compensation to be included in our annual proxy statement; and

•	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The compensation committee may establish and delegate authority to one or more subcommittees consisting of one or more of its members, when the compensation committee deems it appropriate to do so in order to carry out its responsibilities. In carrying out its responsibilities, the compensation committee shall be entitled to rely upon the advice and information that it receives in its discussions and communications with management and such experts, advisors and professionals with whom the compensation committee may consult.

Our Board has adopted a written charter for the compensation committee, which is available on our website at ir.alti-global.com under “Governance”. The information on our website is not intended to form a part of or be incorporated by reference into this Proxy Statement.

Nominating Committee. Our nominating committee consists of Ms. Brophy Warson, Mr. Keaney, Mr. Yu and Mr. Kabat, with Ms. Brophy Warson serving as chair. Our Board has determined that all of the members of the nominating committee are independent directors as defined under the applicable rules and regulations of the SEC and Nasdaq with respect to nominating committee membership.

The nominating committee’s main function is to oversee our corporate governance policies and the composition of our Board and committees. The nominating committee’s duties include, but are not limited to:

•

identifying, screening and reviewing individuals qualified to serve as directors and recommending to the Board candidates for nomination for election at the annual meeting of stockholders or to fill vacancies on the Board;

•	developing and recommending to the Board and overseeing implementation of our Corporate Governance Guidelines;

•

developing, reviewing and overseeing our environmental, social and governance strategy, initiatives, and policies, including matters related to environmental, health and safety and corporate responsibility;

•	reviewing and overseeing our diversity, equity and inclusion strategy, initiatives, and policies;

•	coordinating and overseeing the annual self-evaluation of the Board, its committees, individual directors ,and management in our governance; and

•	reviewing on a regular basis our overall corporate governance and recommending improvements as and when necessary.

Our Board has adopted a written charter for the nominating committee, which is available on our website at ir.alti-global.com under “Governance”. The information on our website is not intended to form a part of or be incorporated by reference into this Proxy Statement.

Director Nominations. The nominating committee may solicit recommendations for the Board from any or all of the following sources: non-management directors, the Chief Executive Officer, other executive officers, third-party search firms, or any other source it deems appropriate, including stockholders. The nominating committee will evaluate all such proposed director candidates in the same manner, with no regard to the source of the initial recommendation of such proposed director candidate. In identifying and evaluating proposed director candidates, the nominating committee considers, in addition to the minimum qualifications and other criteria for Board membership, all facts and circumstances that it deems appropriate or advisable, including, among other things:

•	The skills of the proposed director candidate.

•	His or her depth and breadth of business experience.

•

Whether the nominee would help achieve a mix that represents a diversity of background and experience, inclusive of gender, race, ethnicity, age, gender identity, gender expression and sexual orientation or other background characteristics.

•	His or her independence.

•	The needs of the Board.

The nominating committee will consider candidates recommended by our stockholders pursuant to written applications submitted to AlTi Global, Inc., 520 Madison Avenue, 26th Floor, New York, New York 10022, Attention: Colleen Graham, Secretary. The Secretary of the Company will forward all recommendations to the nominating committee.

The information required to be included in any such recommendation for directors is set forth in our Bylaws, and the general qualification and specific qualities and skills established by the committee for directors are described above. Although we have not adopted a formal written policy regarding the consideration of candidates recommended by our stockholders, it is the nominating committee’s policy to consider director candidates recommended by stockholders, and the Board believes that the procedures set forth in our Bylaws are currently sufficient and that the establishment of a formal policy is not necessary. Without limiting the requirements contained in our Bylaws, the recommendation must set forth (i) as to each person whom the stockholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of the Company that are owned beneficially or of record by the person and (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (ii) as to the stockholder giving the notice (A) the name and record address of such stockholder as they appear on the Company’s books and the name and address of the beneficial owner, if any, on whose behalf the nomination is made, (B) the class or series and number of shares of capital stock of the Company that are owned beneficially and of record by such stockholder and the beneficial owner, if any, on whose behalf the nomination is made, (C) a description of all arrangements or understandings relating to the nomination to be made by such stockholder among such stockholder, the beneficial owner, if any, on whose behalf the nomination is made, each proposed nominee and any other person or persons (including their names), (D) a representation that such stockholder (or a qualified representative of such stockholder) intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (E) any other information relating to such stockholder and the beneficial owner, if any, on whose behalf the nomination is made that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

While we do not have a formal diversity policy with respect to Board composition, the Board believes it is important for the Board to have diversity of knowledge base, professional experience and skills, and the nominating committee takes these qualities into account when considering director nominees for recommendation to the Board. We believe diversity of perspectives and experience enhances our effectiveness. Given our commitment to diversity and related considerations in our appointment, hiring, and promotion practices, we have not adopted a formal diversity policy or specific diversity targets for determining Board membership or executive appointments. However, the Board remains committed to monitoring best practices and corporate governance developments in this area.

Director Election—Plurality Vote. Director nominees are elected by our stockholders based on a plurality of the votes of shares present and entitled to vote. Accordingly, the nominees who receive the largest number of votes actually cast will be elected.

Management Succession. As reflected in our nominating committee charter, one of the Board’s primary responsibilities includes planning for CEO succession and monitoring, with the goal of establishing an effective succession plan. Our nominating committee and the Board have not yet established a formal succession plan for our CEO, but the Board routinely discusses management succession during the course of its meetings, including during sessions held by the Company’s non-management directors and our nominating committee has identified individuals who would be able to undertake the CEO’s duties on an interim basis if necessary.

Communications with the Company and the Board. All interested parties, including stockholders, may communicate with the Company or our Board by letter addressed to AlTi Global, Inc., 520 Madison Avenue, 26th Floor, New York, New York 10022, Attention: Colleen Graham, Secretary. This centralized process assists our Board in reviewing and responding to communications in an appropriate manner. If an interested party would like the letter to be forwarded directly to the Chairman, or if no Chairman is listed, the members of the standing committees of the Board, he or she should so indicate. If no specific direction is indicated, the Secretary of the Company will review the letter and forward it to the appropriate Board member(s).

Corporate Governance Documents. Our website is at ir.alti-global.com. Please visit our website under the section captioned “Governance” for the following:

•	Committee Charters (audit, nominating, and compensation),

•	Corporate Governance Guidelines and

•	Code of Business Conduct and Ethics.

These materials may also be requested in print by writing to our Secretary, Colleen Graham, at AlTi Global, Inc., 520 Madison Avenue 26th Floor, New York, New York 10022.

Certain Relationships and Related Party Transactions

As used in this proxy statement, the term “Business Combination” refers to the business combination consummated on January 3, 2023 pursuant to the terms of the Amended and Restated Business Combination Agreement, dated as of October 25, 2022 (as amended, supplemented, or otherwise modified from time to time, the “Business Combination Agreement”), by and among Cartesian, Rook MS LLC (“Umbrella Merger Sub”), TWMH, TIG Trinity GP, LLC (“TIG GP”), TIG Trinity Management, LLC, (“TIG MGMT” and, together with TIG GP, the “TIG Entities”), Alvarium and Alvarium Tiedemann Capital, LLC (“Umbrella”).

Investor Rights Agreements

Concurrently with the consummation of the Business Combination Agreement (the “Closing” and, the date on which such Closing occurred, the “Closing Date”), we entered into an investor rights agreement with a shareholder of Alvarium, pursuant to which, among other things, the shareholder will have the right to designate one nominee to the Board (the “Shareholder Designee”), and any committee of the Board will include the Shareholder Designee as a member or, if the Shareholder Designee does not meet applicable independence requirements to serve on any of our audit, compensation or nominating committees, the Shareholder Designee will have the right to participate in such committee meetings as an observer (the “Shareholder IRA”). In addition, at the Closing, we entered into separate investor rights agreements with certain Voting Parties (as defined therein and which includes CGC Sponsor LLC (the “Sponsor”) and Michael Tiedemann) pursuant to which, among other things, the Voting Party will agree to vote in favor of the election or re-election of the Shareholder Designee as a director (each, a “Voting IRA” and, collectively with the Shareholder IRA, the “Investor Rights Agreements”).

Umbrella LLC Agreement

Following the effective time of the Umbrella Merger Sub merging with and into Umbrella (the entity housing our “Up-C” structure), with Umbrella surviving such merger as a direct subsidiary of Cartesian, Umbrella adopted the Amended and Restated Limited Liability Company Agreement of Umbrella (as the same has been or may be amended, modified, supplemented or waived from time to time, the “Umbrella LLC Agreement”) in the form attached as an exhibit to the Business Combination Agreement. We are the sole manager of Umbrella. Certain of our directors and officers are members of Umbrella.

Provisions in the Umbrella LLC Agreement are intended to ensure that the total number of Umbrella’s Class A Common Units (as defined in the Umbrella LLC Agreement) outstanding is always equal to the total number of outstanding shares of Class A common stock of the Company (“Class A Common Stock”). The shares of Class B common stock of the Company (“Class B Common Stock”) (which is solely voting stock with no economic rights) will be “paired” to Class B common units of Umbrella (“Umbrella Class B Common Units”), which are economic units pursuant to which the holders of Class B Common Units effectively receive the economics they would have received had they instead held Class A Common Stock (as defined in the Umbrella LLC Agreement), with the holders of Umbrella Class B Common Units holding one share of Class B Common Stock for each Umbrella Class B Common Unit held.

The Umbrella LLC Agreement provides that transfers of the Umbrella Class B Common Units may not be made without the Manager’s consent except in the case of certain permitted transfers. The Umbrella LLC Agreement also provides for terms and conditions upon which holders of Umbrella Common Units can exchange one Umbrella Class B Common Unit and one share of Class B Common Stock (collectively, a “Paired Interest”) for, at our option, either (i) a number of shares of Class A Common Stock equal to the Exchange Rate (as defined in the Umbrella LLC Agreement) or (ii) cash in an amount based upon the sale price of Class A Common Stock in a private sale or the price to the public.

Tax Receivable Agreement

Umbrella has made or will make an election under Section 754 of the Code for the taxable year in which the Business Combination occurs, and such election will remain in effect for any future taxable year in which an exchange of Paired Interests occurs. Such election is expected to result in increases to our allocable share of the tax basis of the assets of Umbrella at the time of the Business Combination transactions and any future Unit Exchange. Such increases in our allocable share of Umbrella’s tax basis in its assets may reduce the amount of tax that we would otherwise be required to pay in the future. Such increases in tax basis may also decrease gains (or increase losses) on future dispositions of certain capital assets to the extent tax basis is allocated to those capital assets.

At the Closing, we entered into a Tax Receivable Agreement with members of TWMH, members of TIG GP and members of TIG MGMT (including certain of our directors and officers) (collectively, the “TRA Recipients”) that provides for the payment by us to the TRA Recipients of 85% of the amount of cash tax savings, if any, in U.S. federal, state, and local and foreign income tax that we actually realize (or are deemed to realize in the case of an early termination payment by us or a change in control, as discussed below) as a result of the increases in tax basis and certain other tax benefits related to our entering into the Tax Receivable Agreement, dated as of January 3, 2023 (the “Tax Receivable Agreement”). This payment obligation is our obligation and not the obligation of Umbrella. We will benefit from the remaining 15% of cash tax savings, if any, that we realize as a result of such tax attributes. For purposes of the Tax Receivable Agreement, the cash tax savings will be computed by comparing our actual income tax liability to the amount of such taxes that we would have been required to pay had there been no increase to the tax basis of our assets as a result of the Business Combination or the Unit Exchanges and had we not entered into the Tax Receivable Agreement.

The term of the Tax Receivable Agreement will continue until all such tax benefits have been utilized or expired, unless we exercise our right to terminate the Tax Receivable Agreement for an amount based on the present value of the agreed payments remaining to be made under the Tax Receivable Agreement (as described in more detail below), there is a change of control (as described in more detail below), or we breach any of our material obligations under the Tax Receivable Agreement, in which case all obligations will generally be accelerated and due as if we had exercised our right to terminate the Tax Receivable Agreement. Estimating the amount of payments that may be made under the Tax Receivable Agreement is by its nature imprecise, as the calculation depends on a variety of factors. The actual increase in tax basis of the assets of Umbrella, as well as the amount and timing of any payments under the Tax Receivable Agreement, will vary depending upon a number of factors, including:

•

the timing of Unit Exchanges and the price of our Class A Common Stock at the time of such Unit Exchanges—the increase in any tax deductions, as well as the tax basis increase in other assets or other tax attributes, is proportional to the price of our Class A Common Stock at the time of the Unit Exchange;

•

the extent to which such Unit Exchanges are taxable—if an exchange is not taxable for any reason, an increase in the tax basis of the assets of Umbrella (and thus increased deductions) may not be available as a result of such Unit Exchange; and

•	the amount and timing of our income—we will be required to pay 85% of the cash tax savings, if any, as and when realized.

If we do not have taxable income (determined without regard to the tax basis increase resulting from a Unit Exchange), we will generally not be required (absent a change of control or other circumstances requiring an early termination payment) to make payments under the Tax Receivable Agreement for that taxable year because no cash tax savings will have been actually realized. However, any cash tax savings that do not result in realized benefits in a given tax year may generate tax attributes that may be utilized to generate benefits in future tax years (with possibly some carry back potential to prior tax years for certain tax purposes). The utilization of such tax attributes will result in payments under the Tax Receivable Agreement.

Future payments under the Tax Receivable Agreement are expected to be substantial. It is possible that future transactions or events could increase or decrease the actual cash tax savings realized and the corresponding payments under the Tax Receivable Agreement. There may be a material negative effect on our liquidity if, as a result of timing discrepancies or otherwise, the payments under the Tax Receivable Agreement exceed the actual cash tax savings we realize and/or distributions to us by Umbrella are not sufficient to permit us to make payments under the Tax Receivable Agreement. The payments under the Tax Receivable Agreement are not conditioned upon the TRA Recipients’ continued ownership of us or Umbrella.

In addition, the Tax Receivable Agreement provides that upon a change of control, our obligations under the Tax Receivable Agreement would be accelerated as if we had exercised our early termination right based on certain assumptions (as described below), including that we would have sufficient taxable income to fully utilize the deductions arising from the increased tax deductions and tax basis and other benefits related to entering into the Tax Receivable Agreement.

Furthermore, we may elect to terminate the Tax Receivable Agreement early by making an immediate payment equal to the present value of the anticipated future payments under the Tax Receivable Agreement. In determining such anticipated future payments, the Tax Receivable Agreement includes several assumptions, including (1) that any Umbrella common units that have not been redeemed are deemed redeemed for the market value of our Class A Common Stock and the amount of cash that would have been transferred if the redemption had occurred at the time of termination, (2) we will have sufficient taxable income in each future taxable year to fully utilize all relevant tax attributes subject to the Tax Receivable Agreement, (3) the tax rates for future years will be those specified in the law as in effect at the time of termination, and (4) certain non-amortizable, non-deductible assets are deemed disposed of within specified time periods. In addition, the present value of such anticipated future cash tax savings is discounted at a rate equal to SOFR plus 100 basis points.

As a result of the change in control provisions and the early termination right, we could be required to make payments under the Tax Receivable Agreement that are greater than or less than 85% of the actual cash tax savings that we realize in respect of the tax attributes subject to the Tax Receivable Agreement. In these situations, our obligations under the Tax Receivable Agreement could have a substantial negative impact on our liquidity.

Decisions made in the course of running our businesses may influence the timing and amount of payments that are received by the TRA Recipients under the Tax Receivable Agreement. For example, the earlier disposition of assets following an exchange or acquisition transaction will generally accelerate payments under the Tax Receivable Agreement and increase the present value of such payments, and the disposition of assets before an exchange or acquisition transaction will increase the tax liability of an exchanging holder without giving rise to any rights to payments under the Tax Receivable Agreement.

Payments under the Tax Receivable Agreement will be based on the tax reporting positions that we will determine. Although we are not aware of any issue that would cause the IRS to challenge an increase in the tax basis of the assets of Umbrella that would otherwise be subject to the Tax Receivable Agreement, we will not be reimbursed for any payments previously made under the Tax Receivable Agreement with respect to a tax basis increase that is successfully challenged. As a result, in certain circumstances, payments could be made under the Tax Receivable Agreement in excess of our cash tax savings.

Alvarium Exchange Agreement

Concurrently with the execution of the Business Combination Agreement, we, Alvarium and the shareholders of Alvarium (the “Alvarium Shareholders”) entered into the Alvarium Exchange Agreement, dated as of September 19, 2021 (the “Alvarium Exchange Agreement”), pursuant to which, at the Closing, the Alvarium Shareholders exchanged their ordinary shares of an Isle of Man entity which was established by Alvarium and owned by the Alvarium Shareholders (“Alvarium Topco”) and Class A Shares of Alvarium Topco for that number and type of Class A Common Stock as is equal to each Alvarium Shareholders’ portion of the Alvarium Shareholders Share Consideration (as defined in the Business Combination Agreement) as determined in accordance with the Business Combination Agreement.

Subscription Agreements

Concurrently with the execution of the Business Combination Agreement, we entered into Subscription Agreements, dated as of September 19, 2021 (as amended, the “Subscription Agreements”), with subscribers desiring to purchase Class A Common Stock at the Closing (the “PIPE Investors”), pursuant to which, on the terms and subject to the conditions therein, the PIPE Investors collectively subscribed for 16,936,715 shares (“PIPE Shares”) at a purchase price of $9.80 per share, for an aggregate purchase price equal to $164,999,807 (such transactions, collectively the “Private Placement”). The Private Placement was consummated substantially concurrently with the closing of the Business Combination. Upon the closing of the Private Placement, we simultaneously (i) canceled 2,118,569 SPAC Class A Ordinary Shares (as defined in the Business Combination Agreement) held by Sponsor, which number was equal to the number of SPAC Class B Ordinary Shares (as defined in the Business Combination Agreement) held by the Sponsor which were subject to forfeiture pursuant to the Sponsor Support Agreement, dated as of September 19, 2021, by and between the Company, TWMH, TIG GP, TIG MGMT and Alvarium (as amended, the “Sponsor Support Agreement”) and (ii) issued to the PIPE Investors the shares of Class A Common Stock in an amount of shares equal to the number of PIPE Shares, divided by the sum of the number of the non-redeemed SPAC Class A Ordinary Shares and the number of, on a pro-rata basis based on the number of PIPE Shares held by such PIPE Investors.

IlWaddi Cayman Holdings (a greater than 5% beneficial owner of the Company’s voting securities) was issued 5,834,697 shares of Class A Common Stock in connection with the Private Placement. Sponsor was issued 2,861 shares of Class A Common Stock in connection with the Private Placement.

Registration Rights and Lock-Up Agreement

On the Closing Date, we, certain of our shareholders (including the Sponsor), the Alvarium Shareholders, members of TWMH, members of TIG GP and members of TIG MGMT (such shareholders and members, the “Holders”) entered into the Registration Rights and Lock-Up Agreement (the “Registration Rights and Lock-Up Agreement”), pursuant to which, among other things, we are obligated to file a registration statement to register the resale of certain of our securities held by the Holders (including any outstanding Common Stock and any other equity security (including the Private Placement Warrants (as defined below) and Common Stock issued or issuable upon the exercise or conversion of any other such equity security) held by a Holder immediately following the Closing (including any securities distributable pursuant to the Business Combination Agreement and any PIPE Shares) and any Common Stock or any other equity security issued or issuable, including in exchange for Umbrella Class B Common Units pursuant to the terms and subject to the conditions of the Umbrella LLC Agreement). The Registration Rights and Lock-Up Agreement also provides the Holders with “piggy-back” registration rights, subject to certain requirements and customary conditions.

Subject to certain customary exceptions, the Registration Rights and Lock-Up Agreement further provides for the Common Stock and any other equity securities convertible into or exercisable or exchangeable for Common Stock (“Lock-Up Shares”) held by the Holders to be locked-up for a period of time, as follows:

(a)	In relation to the private placement warrants issued by Cartesian (the “SPAC Private Placement Warrants”), except those held by specified individuals referred herein as the “Director Holders”:

i.	One-third of the SPAC Private Placement Warrants will be locked-up during the period beginning on the Closing Date and ending on the date that is two years after the Closing Date;

ii.	One-third of the SPAC Private Placement Warrants will be locked-up during the period beginning on the Closing Date and ending on the date that is three years after the Closing Date; and

iii.	One-third of the SPAC Private Placement Warrants will not be locked-up;

(b)

The (x) SPAC Class B Ordinary Shares held by the Director Holders and the Common Stock received in exchange for such SPAC Class B Ordinary Shares (the “Director Shares”) and (y) 50% of the shares of Common Stock, or Class B Units that are exchangeable into Common Stock pursuant to the Umbrella LLC Agreement, held by the Inactive Target Holders (as designated therein) (the “Inactive Target Holder Shares” and, together with the Director Shares, the “Director/Inactive Target Holder Shares”) will be locked-up during the period beginning on the Closing Date and ending on the date that is one year after the Closing Date;

(c)

The Option Shares (as defined in the Option Agreements, dated September 19, 2021, by and between the Company and the PIPE Investors, as amended on October 25, 2022) (the “Sponsor-Sourced Option Shares”) will be locked-up for the period beginning on the Closing Date and ending on the earlier to occur of (x) one year after the date of the Closing Date or (y) such time, at least 150 days after the Closing Date, that the closing price of Common Stock equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-day trading period;

(d)	In relation to the Lock-Up Shares (other than the SPAC Private Placement Warrants, the Director/Inactive Target Holder Shares and the Sponsor-Sourced Option Shares):

i.

an amount equal to 40% (plus, in the case of the Sponsor, the Specified Amount (as defined in the Registration Rights and Lock-Up Agreement) of such Lock-Up Shares will be locked-up during the period beginning on the Closing Date and ending on the date that is one year after the Closing Date;

ii.

an amount equal to 30% (minus, in the case of the Sponsor, one-half of the Specified Amount) of such Lock-Up Shares will be locked-up during the period beginning on the Closing Date and ending on the date that is two years after the Closing Date; and

iii.

an amount equal to 30% (minus, in the case of the Sponsor, one-half of the Specified Amount) of such Lock-Up Shares will be locked-up during the period beginning on the Closing Date and ending on the date that is three years after the Closing Date.

Additional Related Party Transactions Prior to the Business Combination

Founder Shares

On December 31, 2020, the Sponsor paid $25,000, or approximately $0.003 per share, to cover certain offering costs in consideration for 7,187,500 SPAC Class B Ordinary Shares (the “Founder Shares”). On February 23, 2021, we effectuated a recapitalization, and as a result, the initial shareholders held 8,625,000 Founder Shares, including up to 1,125,000 Founder Shares, which were subject to forfeiture by the Sponsor, if the over-allotment option was not exercised by the underwriters in full. As a result of the underwriters’ election to fully exercise their over-allotment option on February 26, 2021, none of the Founder Shares were subject to forfeiture any longer.

On the Closing Date, we consummated the Business Combination, pursuant to which, among other things, the Founder Shares were automatically converted into shares of Class A Common Stock. The initial shareholders, including the Sponsor, are subject to contractual restrictions on transfer of such shares of Class A Common Stock, as described more fully under “—Registration Rights and Lock-Up Agreement” above.

Private Placement Warrants

Simultaneously with the closing of the initial public offering, the Sponsor purchased an aggregate of 8,900,000 private placement warrants (the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant, for an aggregate purchase price of $8,900,000, in a private placement. In connection with the Business Combination, all of the Private Placement Warrants held by the Sponsor were cancelled.

Administrative Services

We agreed to pay the Sponsor $10,000 per month for office space, utilities, secretarial, and administrative support services provided to members of the management team prior to the Business Combination. Upon completion of the Business Combination, we ceased paying these monthly fees.

Related Party Loans

On December 31, 2020, the Sponsor agreed to loan us up to $250,000 to be used for a portion of the expenses of the initial public offering. These loans were non-interest bearing, unsecured, and are due at the earlier of June 30, 2021 or the closing of the initial public offering. As of February 26, 2021, we had borrowings of $144,890 under the promissory note, and on February 26, 2021, repaid the $144,890 from the proceeds of the initial public offering. As of the Closing Date, we had no outstanding borrowings under the promissory note.

In addition, in order to finance transaction costs in connection with the Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of our officers and directors had the option, but not the obligation to, loan us funds as may be required (such funds, the “Working Capital Loans”). Up to $1,500,000 of such Working Capital Loans may be convertible into SPAC Private Placement Warrants at a price of $1.00 per warrant at the option of the lender. Such warrants would be identical to the SPAC Private Placement Warrants. As of the Closing Date, we had $500,000 outstanding under the Working Capital Loans. Upon the consummation of the Business Combination, we repaid the Working Capital Loans.

Related Party Transaction Policy

The Board has adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions.

A “Related Person Transaction” is a transaction, arrangement or relationship in which we or any of our subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest.

A “Related Person” means:

•	any person who is, or at any time during the applicable period was, one of our executive officers or a member of the Board;

•	any person who is known by us to be the beneficial owner of more than 5% of its voting stock;

•

any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, officer, or a beneficial owner of more than 5% of our voting stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer, or beneficial owner of more than 5% of our voting stock; and

•

any firm, corporation, or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

We have also adopted policies and procedures designed to minimize potential conflicts of interest arising from any dealings we may have with our affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. For example, we have adopted a Code of Business Conduct and Ethics that generally prohibits our officers or directors from engaging in any transaction where there is a conflict between such individual’s personal interest and our interests. Waivers to the Code of Business Conduct and Ethics will generally only be obtained from the audit committee, or if for an executive officer, by the Board, and are publicly disclosed as required by applicable law and regulations. In addition, the audit committee will be required to review and approve all related-party transactions (as defined in Item 404 of Regulation S-K).

STOCK OWNERSHIP

The following table sets forth beneficial ownership of Common Stock as of May 18, 2023 by:

•	each person who is known to be the beneficial owner of more than 5% of shares of Common Stock;

•	each of the Company’s current named executive officers, directors and director nominees; and

•	all current executive officers, directors and director nominees of the Company as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

Percentage ownership of our voting securities is based on 113,028,474 shares of Common Stock issued and outstanding on May 18, 2023, consisting of 57,995,513 shares of Class A Common Stock and 55,032,961 shares of Class B common stock, par value $0.0001 per share of the Company (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”), immediately following the consummation of the Business Combination and the PIPE Investment, and does not include 19,892,387 shares of Common Stock issuable upon the exercise of the Warrants that remain outstanding following the Business Combination.

Unless otherwise indicated, the Company believes that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them.

	Class A Common Stock Beneficially Owned		Class B Common Stock Beneficially Owned(2)		% of Ownership
Name of Beneficial Owner(1)	Shares	Percent	Shares	Percent
Five Percent Holders
CGC Sponsor LLC(3)	10,454,384	18.0%	—	—	9.2%
IlWaddi Cayman Holdings(4)	19,809,002	34.2%	—	—	17.5%
Global Goldfield Limited(5)	11,164,474	19.3%	—	—	9.9%
Drew Figdor(6)	1,032,108	1.8%	8,617,856	15.7%	8.5%
Citadel Advisors LLC(7)	2,929,301	5.1%			2.6%
Directors, Director Nominees and Named Executive Officers
Michael Tiedemann(8)	1,078,094	1.9%	9,930,041	18.0%	9.7%
Christine Zhao	100	*	—	—	*
Kevin Moran(9)	85,691	*	845,759	1.5%	*
Alison Trauttmansdorff	100	*	—	—	*
Laurie Birrittella (Jelenek)(10)	135,983	*	1,135,425	2.1%	1.1%
Jed Emerson	100	*	—	—	*
Colleen Graham	—	—	—	—	—
Craig Smith(11)	217,548	*	2,147,165	3.9%	2.1%
Spiros Maliagros(12)	456,457	*	3,811,306	6.9%	3.8%
Peter Yu(3)	10,454,384	18.0%	—	—	9.2%
Nancy Curtin	—	—	—	—	—
Ali Bouzarif(13)	797,073	1.4%	—	—	*
Kevin T. Kabat	—	—	—	—	—
Timothy Keaney	—	—	—	—	—
Tracey Brophy Warson	—	—	—	—	—
Hazel McNeilage	—	—	—	—	—
Norma Corio	—	—	—	—	—
Judy Lee	—	—	—	—	—
All directors, director nominees and executive officers as a group (18 individuals)	13,225,530	22.8%	17,869,696	32.5%	27.5%

*	Indicates beneficial ownership of less than 1%.
1)	Unless otherwise noted, the business address of each of the entities or individuals is 520 Madison Avenue, 21st Floor, New York, NY 10022.
2)

Each Class B Unit (a “Class B Unit”) of Umbrella is paired with a share of Class B Common Stock (collectively, the “Paired Interests”). Pursuant to the Umbrella LLC Agreement, a Paired Interest is exchangeable at any time for a share of Class A Common Stock on a one-for-one basis, subject to equitable adjustments for stock splits, stock dividends and reclassifications. As the holder exchanges the Paired Interests pursuant to the Umbrella LLC Agreement, the shares of Class B Common Stock included in the Paired Interests will automatically be canceled and the Class B Common Units included in the Paired Interests shall be automatically transferred to us and converted into and become an equal number of Class A Common Units in Umbrella.

3)

Consists of (i) 6,039,292 shares of Class A Common Stock held by the Sponsor, (ii) 374,429 shares of Class A Common Stock held by Pangaea Three, LP (“Pangaea”), the sole member of the Sponsor, and (iii) 4,040,663 shares of Class A Common Stock underlying Warrants exercisable within 60 days held by Pangaea. Pangaea is the sole member of the Sponsor, and both the Sponsor and Pangaea are controlled by Peter Yu. Consequently, each of Pangaea and Mr. Yu may be deemed to share voting and dispositive control over the securities held by the Sponsor and thus to share beneficial ownership of such securities, and Mr. Yu may be deemed to share voting and dispositive control over the securities held by the Sponsor and Pangaea and thus to share beneficial ownership of such securities. Mr. Yu disclaims beneficial ownership of the securities held by the Sponsor and Pangaea, except to the extent of his pecuniary interest therein. The business address of the Sponsor is 505 Fifth Avenue, 15th Floor, New York, NY 10017.

4)

Consists of (i) 17,254,687 shares of Class A Common Stock, (ii) 1,104,315 shares of Class A Common Stock underlying Warrants exercisable within 60 days and (iii) options to purchase 1,450,000 shares of Class A Common Stock exercisable within 60 days held directly by ilWaddi Cayman Holdings (“ilWaddi”). H.E. Sheikh Jassim Abdulaziz J.H. Al-Thani is the sole owner of ilWaddi. Accordingly, Mr. Al-Thani may be deemed to have beneficial ownership of the shares held directly by ilWaddi. The business address of ilWaddi and Mr. Al-Thani is c/o Geller Advisors, 909 Third Avenue, New York, NY 10022.

5)

Consists of (i) 10,180,060 shares of Class A Common Stock and (ii) 984,414 shares of Class A Common Stock underlying Warrants exercisable within 60 days held directly by Global Goldfield Limited (“GGL”). The sole owner of GGL is Jaywell Limited (“Jaywell”). The sole owner of Jaywell is Avanda Investments Limited (“Avanda”). The sole owner of Avanda is Peterson Alpha (PTC) Limited (“Peterson”). The sole owner of Peterson is Sai Hong Yeung. Accordingly, each of Jaywell, Avanda, Peterson and Mr. Yeung may be deemed to have beneficial ownership of the shares held directly by GGL. The business address of GGL, Jaywell, Avanda, Peterson and Mr. Yeung is 22/F South China Building, 1-3 Wyndham Street, Central, Hong Kong.

6)	Consists of (i) 1,032,108 shares of Class A Common Stock underlying Warrants exercisable within 60 days and (ii) 8,617,856 shares of Class B Common Stock.
7)

According to a Schedule 13G/A filed with the SEC on February 14, 2023 by Citadel Advisors LLC (“Citadel Advisors”), Citadel Advisors Holdings LP (“CAH”), Citadel GP LLC (“CGP”), Citadel Securities LLC (“Citadel Securities”), Citadel Securities Group LP (“CALC4”), Citadel Securities GP LLC (“CSGP”) and Mr. Kenneth Griffin with respect to the shares owned by Citadel Multi-Strategy Equities Master Fund Ltd., a Cayman Islands company (“CM”), and Citadel Securities. Citadel Advisors is the portfolio manager for CM. CAH is the sole member of Citadel Advisors. CGP is the general partner of CAH. CALC4 is the non-member manager of Citadel Securities. CSGP is the general partner of CALC4. Mr. Griffin is the President and Chief Executive Officer of CGP, and owns a controlling interest in CGP and CSGP. Citadel Advisors, CAH and CGP share voting and dispositive power with respect to 2,921,917 of the shares. Citadel Securities, CALC4 and CSGP share voting and dispositive power with respect to 7,384 of the shares. Mr. Griffin shares voting and dispositive power with respect to 2,929,301 of the shares. The principal business address of each of Citadel Advisors, CAH, CGP, Citadel Securities, CALC4, CSGP and Mr. Griffin is Southeast Financial Center, 200 S. Biscayne Blvd., Suite 3300, Miami, Florida 33131.

8)	Consists of (i) 585,198 shares of Class A Common Stock underlying Warrants exercisable within 60 days and 5,065,196 shares of Class B Common Stock held by Mr. Tiedemann, (ii) 253,307 shares of Class A

Common Stock underlying Warrants exercisable within 60 days and 2,500,103 shares of Class B Common Stock held by the Michael Glenn Tiedemann 2012 Delaware Trust (“MGT 2012 DE Trust”) over which shares Mr. Tiedemann has investment discretion, (iii) 67,917 shares of Class A Common Stock underlying Warrants exercisable within 60 days and 670,334 shares of Class B Common Stock held by the CHT Family Trust Article 3rd fbo Michael G. Tiedemann (“CHT Fam Tst Ar 3rd fbo MGT”) over which shares Mr. Tiedemann has investment discretion and (iv) 171,672 shares of Class A Common Stock underlying Warrants exercisable within 60 days and 1,694,408 shares of Class B Common Stock held by Chauncey Close, LLC, over which shares Mr. Tiedemann may be deemed to have beneficial ownership by virtue of being the managing member of Chauncey Close, LLC. Mr. Tiedemann disclaims beneficial ownership of the shares of Class B Common Stock held by the MGT 2012 DE Trust, the CHT Fam Tst Ar 3rd fbo MGT and Chauncey Close, LLC, except to the extent of any pecuniary interest he may have therein. The principal business address of MGT 2012 DE Trust is c/o Tiedemann Trust Company, 200 Bellevue Parkway, Suite 525, Wilmington, DE 19809.
9)	Consists of (i) 85,691 shares of Class A Common Stock underlying Warrants exercisable within 60 days and (ii) 845,759 shares of Class B Common Stock.
10)

Consists of (i) 135,983 shares of Class A Common Stock underlying Warrants exercisable within 60 days and (ii) 1,135,425 shares of Class B Common Stock. Does not include 203,329 shares of Class B Common Stock held by Chauncey Close, LLC, in which Ms. Birrittella (Jelenek) has a pecuniary interest. Ms. Birrittella (Jelenek) disclaims beneficial ownership of the shares of Class B Common Stock held by Chauncey Close, LLC, except to the extent of any pecuniary interest she may have therein.

11)	Consists of (i) 217,548 shares of Class A Common Stock underlying Warrants exercisable within 60 days and (ii) 2,147,165 shares of Class B Common Stock.
12)

Consists of (i) 456,457 shares of Class A Common Stock underlying Warrants exercisable within 60 days and (ii) 3,811,306 shares of Class B Common Stock. Does not include 440,547 shares of Class B Common Stock held by Chauncey Close, LLC, in which Mr. Maliagros has a pecuniary interest. Mr. Maliagros disclaims beneficial ownership of the shares of Class B Common Stock held by Chauncey Close, LLC, except to the extent of any pecuniary interest he may have therein.

13)	Consists of (i) 732,040 shares of Class A Common Stock and (ii) 65,033 shares of Class A Common Stock underlying Warrants exercisable within 60 days.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers, and persons who beneficially own more than 10% of a registered class of our equity securities to file with the SEC reports of ownership of, and transactions in, our equity securities. To our knowledge, based solely on a review of copies of such reports that we received, our records and written representations received from our directors, executive officers, and certain of those persons who own greater than 10% of any class of our equity securities, for the year ended December 31, 2022, all applicable Section 16(a) filing requirements were complied with on a timely basis.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table contains information as of December 31, 2022 with respect to compensation plans under which any of our equity securities are authorized for issuance. This table includes information as of December 31, 2022 with respect to our equity securities under the Alvarium Tiedemann 2023 Stock Incentive Plan (the “2023 Plan”), which was approved by our stockholders in connection with the Business Combination and is our only equity compensation plan.

Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by securityholders	—	$—	—
Equity compensation plans not approved by securityholders	—	—	—

Total	—	$—	—

EXECUTIVE COMPENSATION

Executive Officer and Director Compensation of Cartesian

None of Cartesian’s executive officers or directors have received any cash compensation for services rendered to Cartesian. Since the consummation of the initial public offering until the consummation of the Business Combination, Cartesian was required to reimburse the Sponsor for office space and secretarial and administrative services provided to Cartesian, in an amount not to exceed $10,000 per month. In addition, the Sponsor, executive officers and directors and their respective affiliates were reimbursed for any out-of-pocket expenses incurred in connection with activities conducted on Cartesian’s behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. Cartesian’s audit committee reviewed all payments that Cartesian made to the Sponsor, executive officers, directors, and each of their respective affiliates on a quarterly basis. Any such payments prior to the Business Combination were made using funds held outside of Cartesian’s trust account. Other than quarterly audit committee review of such reimbursements, Cartesian did not have any additional controls in place for governing reimbursement payments to its directors and executive officers for their out-of-pocket expenses incurred on behalf of Cartesian and in connection with identifying and consummating an initial business combination. Other than these payments and reimbursements, no compensation of any kind, including finder’s and consulting fees, was paid by Cartesian to the Sponsor, executive officers and directors or any of their respective affiliates, prior to completion of the Business Combination.

Executive Officer and Director Compensation

Introduction

As an emerging growth company, we have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies,” as such term is defined in the rules promulgated under the Securities Act. This section discusses the material components of the executive compensation program for our executive officers who are our named executive officers (“Named Executive Officers” or “NEOs”), which consist of our Chief Executive Officer and our two other most highly compensated executive officers. For the fiscal year ended December 31, 2022, our Named Executive Officers are Michael Tiedemann, Christine Zhao, and Kevin Moran.

Summary Compensation Table

The following table summarizes the total compensation paid to or earned by each of our Named Executive Officers in fiscal year 2022.

Name and Principal Position	Year	Salary($)		Bonus($)	Stock Awards($)(1)	All Other Compensation ($)		Total($)
Michael Tiedemann, Chief Executive Officer	2022	600,000	(2)	457,000	193,000	12,500	(3)	1,262,500
Christine Zhao, Chief Financial Officer	2022	375,000	(4)	513,000	237,000	—		1,125,000
Kevin Moran, Chief Operating Officer	2022	375,000	(5)	432,000	193,000	—		1,000,000

1)

The amounts in this column represent the aggregate grant date fair value of shares of common stock granted to each named executive officer pursuant to Alvarium Tiedemann Holdings, Inc. 2023 Stock Incentive Plan, computed in accordance with FASB Accounting Standards Codification Topic 718.

(2)	Represents base salary paid in respect of TWMH ($350,000) and the TIG Entities ($250,000).
(3)	Represents profit share contributions in respect of the TIG entities ($12,500).
(4)	Represents base salary paid in respect of TWMH.
(5)	Represents base salary paid in respect of TWMH.

Employment Agreements

Tiedemann Employment Agreement

Effective upon the closing of the Business Combination, the Company, TIG Advisors LLC (“TIG Advisors” or “TIG”), and Mr. Tiedemann entered into an amended and restated executive employment and restrictive covenant agreement (the “Tiedemann Employment Agreement”) pursuant to which Mr. Tiedemann agreed to serve in the capacity of Chief Executive Officer of the Company, TIG Advisors and any of the other Company Entities (as defined in the Tiedemann Employment Agreement) designated by the Company for an initial term of five years from the Closing Date. For his services, Mr. Tiedemann will be (a) paid a base salary of $600,000 per annum, (b) eligible to receive a bonus with respect to each fiscal year during the Employment Term (as defined in the Tiedemann Employment Agreement) under our annual incentive compensation plan, program and/or arrangements applicable to senior-level executives as established and modified from time to time by the compensation committee; provided, however, that in no event shall the target bonus in any fiscal year (including any partial year in which the Tiedemann Employment Agreement is executed) be less than the 50th percentile of annual bonuses, determined based on the Benchmarking Methodology (as defined below), and (c) entitled to an equity grant with respect to each fiscal year (including any partial year in which the Tiedemann Employment Agreement becomes effective) under any equity and/or equity-based compensation plan(s) adopted and maintained by the Company or TIG Advisors from time to time (if any) for the benefit of select employees of the Company Entities (which any Equity Awards (as defined in the Tiedemann Employment Agreement) granted to Mr. Tiedemann under the Executive Incentive Plan (as defined in the Tiedemann Employment Agreement), and the terms and conditions thereof, shall be determined by the compensation committee; provided, however, that in no event shall the terms and conditions thereof be any less favorable to Mr. Tiedemann than any other senior executive participating in an Executive Incentive Plan, and further provided that the value and vesting term for each Equity Award will not be less than the 50th percentile of incentive equity grants, determined based on the Benchmarking Methodology). The Base Compensation (as defined in the Tiedemann Employment Agreement) will be subject to annual review for increase, but not decrease, by the Board; provided, however, that such review may be delegated to the compensation committee. The “Benchmarking Methodology” is defined as: the results of a benchmarking study of executives of similar title and role to Executive at comparable public companies, based on a peer group of executives and companies to be agreed upon in advance in writing by the Company and Mr. Tiedemann, with such benchmarking study prepared by an independent third-party consulting firm that selected by the compensation committee after consultation with Mr. Tiedemann and engaged at our expense. Mr. Tiedemann’s employment and Employment Term (as defined in the Tiedemann Employment Agreement) will terminate upon the earliest to occur of the following: (a) the date of Mr. Tiedemann’s death; (b) a termination of Mr. Tiedemann’s employment by TIG Advisors due to Mr. Tiedemann’s Disability (as defined in the Tiedemann Employment Agreement); (c) Mr. Tiedemann’s resignation without Good Reason (as defined below); (d) a termination of Mr. Tiedemann’s employment by TIG Advisors for Cause; (e) a termination of Mr. Tiedemann’s employment by TIG Advisors without Cause; (f) the resignation of Mr. Tiedemann for Good Reason; or (g) the conclusion of the Employment Term in the event of non-renewal. Notwithstanding the foregoing, prior to the third anniversary of the Closing Date, TIG Advisors will not be entitled to terminate Mr. Tiedemann’s employment without Cause unless the determination to do so is made by a unanimous vote of the Board (after Mr. Tiedemann has been given the opportunity to make a presentation to the Board in opposition to such determination, if he so desires), excluding Mr. Tiedemann and any members who affirmatively indicate, in writing, that they are abstaining or recusing themselves from voting and provided that following any such abstentions or recusals, a quorum exists as under the applicable corporate documents (such determination, an “Early TWOC”). None of TIG Advisors, Mr. Tiedemann, or any Board member will take any undue action (including but not limited to the use of financial incentives or disincentives) to encourage or induce any Board member to vote, abstain, or recuse themselves from voting on an Early TWOC. (x) “Good Reason” is defined as the occurrence of any of the following events without Mr. Tiedemann’s consent: (a) a material reduction in Mr. Tiedemann’s Base Compensation; (b) a material diminution in Mr. Tiedemann’s duties, authority or responsibilities, or a change in Mr. Tiedemann’s title or reporting line; (c) a relocation of more than 30 miles from Mr. Tiedemann’s primary place of employment in New York, NY; or (d) the material breach of the Tiedemann Employment Agreement by the Company or TIG Advisors and (y) “Cause” is defined as: (a) a conviction of Mr. Tiedemann to a felony or other crime involving moral turpitude; (b) gross negligence or willful misconduct by Mr. Tiedemann resulting in material economic harm to the Company and/or the Company Entities, taken as a whole; (c) a willful and continued failure by Mr. Tiedemann to carry out the reasonable and lawful directions of the Board issued in accordance with the Company’s or TIG Advisors’ Certificate of Formation, Certificate of Incorporation or other governing documents; (d) Mr. Tiedemann engaging in (A) fraud, (B) embezzlement, (C) theft or (D) knowing and material dishonesty resulting in material economic harm to the Company or any of the Company Entities. For the avoidance of doubt, subpart (C) of the preceding sentence is not intended to include any de minimis, incidental conduct by Mr. Tiedemann (e.g., taking office supplies home, etc.) or inadvertent actions such as accidental personal use of a Company credit card or accidental errors in mileage reimbursement or other accidental or inadvertent actions that are not materially injurious to the Company or any of the Company Entities; (e) a willful or material violation by Mr. Tiedemann of a material policy or procedure of the Company or any of the Company Entities; or (f) a willful material breach by Mr. Tiedemann of the Tiedemann Employment Agreement.

If Mr. Tiedemann’s employment ends for any reason, Mr. Tiedemann will be entitled to the following: (a) any earned but unpaid Base Compensation through the Termination Date (as defined in the Tiedemann Employment Agreement); (b) reimbursement for any unreimbursed business expenses incurred through the Termination Date; (c) any accrued but unused PTO (as defined in the Tiedemann Employment Agreement) in accordance with Cartesian policy; and (d) any other accrued and vested payments (measured as of the Termination Date), benefits or fringe benefits to which Mr. Tiedemann may be entitled under the terms of any applicable compensation arrangement, benefit or fringe benefit plan or program, including, without limitation, any earned yet unpaid bonuses or other incentive compensation relating to completed fiscal years prior to the Termination Date (collectively, the “Accrued Amounts”).

If Mr. Tiedemann’s employment is terminated by the Company without Cause or by Mr. Tiedemann with Good Reason, in addition to the Accrued Amounts, Tiedemann will be entitled to the following continued compensation (the “Continued Compensation”): (a) continuation of Mr. Tiedemann’s then Base Compensation for the longer period of (i) the remaining duration of the Initial Term (as defined in the Tiedemann Employment Agreement) as of the Termination Date or (ii) 12 months (such longer period, the “Severance Period”), payable as and when those amounts would have been payable had the Employment Term not ended; (b) for each fiscal year (including any partial fiscal years) during the Severance Period, an amount equal to the Bonus payable for the fiscal year ending immediately prior to the Termination Date, payable in monthly installments over the Severance Period; (c) immediate vesting of all Equity Awards previously granted to Tiedemann; and (d) continuation of the health benefits provided to Mr. Tiedemann and his covered dependents, pursuant to COBRA, at our sole cost, for a period of 18 months.

If Mr. Tiedemann’s employment terminates as a result of Mr. Tiedemann’s death or Disability (as defined in the Tiedemann Employment Agreement), in addition to the Accrued Amounts, Mr. Tiedemann will be entitled to a (a) continuation of Mr. Tiedemann’s then Base Compensation for 12 months, payable as and when those amounts would have been payable had the Employment Term not ended; (b) an amount equal to the Bonus payable for the fiscal year ending immediately prior to the Termination Date, payable in monthly installments over 12 months; and (c) continuation of the health benefits provided to Mr. Tiedemann and his covered dependents, pursuant to COBRA, at our sole cost, for a period of 12 months.

If Mr. Tiedemann’s employment terminates as a result of a non-renewal, Mr. Tiedemann will only be entitled to payment of the Accrued Amounts. Additionally, if Mr. Tiedemann’s employment terminates as a result of non-renewal by either party, Mr. Tiedemann’s post-employment non-competition and non-solicitation obligations will be immediately null and void.

The Continued Compensation will only be payable if Mr. Tiedemann complies with all terms and conditions of the Tiedemann Employment Agreement and Mr. Tiedemann (or his estate) executes and delivers to us a customary general release of claims in the form attached to the Tiedemann Employment Agreement.

If any dispute arises concerning the Tiedemann Employment Agreement or Mr. Tiedemann’s employment or his termination, the parties will submit the dispute to arbitration at JAMS in New York, NY.

The Tiedemann Employment Agreement also includes certain restrictive covenants for Mr. Tiedemann, including a customary (a) 12-month non-compete (provided that if Mr. Tiedemann’s employment is terminated (i) without Cause prior to the third anniversary of the Closing Date, the non-compete will end six months following the Termination Date or (ii) as a result of non-renewal of the Tiedemann Employment Agreement, there will be no non-compete) (the “Restricted Period”), (b) non-interference and non-solicitation of our employees and clients (and prospective clients) during Mr. Tiedemann’s employment and the Restricted Period, and confidentiality, company work product and intellectual property, cooperation and non-disparagement provisions. In addition, Mr. Tiedemann has agreed that the Company currently owns the rights to, uses, and may at its option continue to use, “Tiedemann” as a trade name and/or as trademark or service mark (or portion thereof) (the “Tiedemann Marks”) and Mr. Tiedemann has agreed not to challenge the validity or enforceability of the Tiedemann Marks and, until such time as we (or, if the Tiedemann Marks are assigned along with substantially all the assets of our business, our successors or assigns) cease to use the Tiedemann Marks, will not market, promote, distribute, or sell (or authorize others to market, promote, distribute or sell) to any third party, any private wealth or asset management services under the “Tiedemann” name or utilizing trademarks that are the same or similar to the Tiedemann Marks. Subject to the foregoing, nothing contained in the Tiedemann Employment Agreement will prohibit, limit or otherwise impair Tiedemann in using the “Tiedemann” name with respect to any activities following Tiedemann’s employment with the Company.

Moran Employment Agreement

Effective upon the closing of the Business Combination, the Company and Tiedemann Advisors entered into a new employment agreement with Kevin Moran (the “Moran Employment Agreement”), pursuant to which Mr. Moran is employed by TA and serves as the Company’s Chief Operating Officer following the closing of the Business Combination. The Moran Employment Agreement provides that his initial annual base salary will be $375,000, and is subject to annual review by the compensation committee and may be increased but not decreased (other than as a result of an across the board reduction among the management team). In addition, the Moran Employment Agreement provides that, during each fiscal year during his employment under the Moran Employment Agreement, Mr. Moran is eligible to receive a bonus, provided that the target annual bonus in any fiscal year shall not be less than the 50th percentile of annual bonuses based upon a benchmarking study of executives of similar title role to Mr. Moran at comparable public companies. Mr. Moran is also eligible to participate in any equity or equity-based compensation maintained by the Company from time to time, and he is also eligible to participate in employee benefit plans generally in effect from time to time.

In the event of a termination of Mr. Moran’s employment by the Company without “cause” (as defined in the Moran Employment Agreement) or by his resignation for “good reason” (as defined in the Moran Employment Agreement), subject to Mr. Moran’s execution and non-revocation of a general release of claims in favor of the Company and its affiliates, Mr. Moran will be entitled to receive (i) base salary continuation for 12 months following his termination date (ignoring any reduction that constitutes good reason), (ii) any unpaid bonus with respect to the completed year prior to the year in which the termination occurs; (iii) an amount equal to Mr. Moran’s prior year’s bonus and (iv) subject to Mr. Moran’s election to receive continued health benefits under COBRA and copayment of premium amounts at the active employees’ rate, payment of remaining premiums for participation in our health benefit plans until the earlier of (A) twelve months following termination; and (B) the date he becomes eligible for group medical plan benefits under any other employer’s group medical plan.

In the event of a termination of Mr. Moran’s employment due to his death or disability, Mr. Moran will be entitled to (i) a lump sum payment equal to the sum of twelve months of Mr. Moran’s base salary and the prior year’s bonus (prorated for the portion of the year worked) plus (ii) continuation of the health benefits provided to Mr. Moran and his covered dependents at the Company’s sole premium cost for a period of 12 months.

Outstanding Equity Awards at 2022 Fiscal Year End

None of the NEOs held equity awards as of December 31, 2022.

Director Compensation

Following the Business Combination, the Board approved the compensation for our non-employee directors for the fiscal year ending December 31, 2023, pursuant to which our non-employee directors will receive the following:

•	Annual cash retainer of $100,000 for service on the Board;

•

Additional annual cash retainers of $20,000 for service as the chair of the audit committee, $10,000 for service as the chair of the compensation committee and $10,000 for service as the chair of the nominating committee;

•

Additional annual cash retainers of $10,000 for service as a member of the audit committee, $5,000 for service as a member of the compensation committee, and $5,000 for service as a member of the nominating committee;

•	Annual equity grant of restricted stock under the 2023 Plan with a value of approximately $110,000; and

•	Additional annual cash retainers of $40,000 and equity grant of $60,000 for service as chair of the Board.

In addition, members of the Board were awarded a one-time pre-IPO cash remuneration of $100,000 ($140,000 for the chair of the Board) in the first quarter of 2023 and will be granted an initial listing equity grant of $110,000 ($170,000 for the chair of the Board).

Hedging and Pledging Company Securities

Our insider trading policy prohibits our directors, officers, employees, family members of such persons and entities controlled by such persons from engaging in hedging, short sales, or trading in publicly traded put or call options with respect to our securities. Additionally, such policy prohibits the same persons from purchasing our securities on margin, borrowing against any account in which our securities are held, or pledging our securities as collateral for a loan.

Compensation-Related Risk Assessment

Our compensation committee assesses and monitors whether any of our compensation policies and programs is reasonably likely to have a material adverse effect on our Company. The compensation committee and management do not believe that the Company presently maintains compensation policies or practices that are reasonably likely to have a material adverse effect on the Company’s risk management or create incentives that could lead to excessive or inappropriate risk taking by employees. In reaching this conclusion, the compensation committee considered all components of our compensation program and assessed any associated risks. The compensation committee also considered the various strategies and measures employed by the Company that mitigate such risk, including: (i) the overall balance achieved through our use of a mix of cash and equity, annual and long-term incentives and time-and performance-based compensation; (ii) our use of multi-year vesting periods for equity grants; and (ii) the oversight exercised by the compensation committee over the performance metrics and results under the 2023 Plan.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

The nominating committee recommended for nomination, and the Board of Directors nominated the following persons for election as members of our Board of Directors at the Annual Meeting of stockholders.

Name	Term Expiring
Ali Bouzarif	2024 Annual Meeting
Norma Corio	2024 Annual Meeting
Nancy Curtin	2024 Annual Meeting
Kevin T. Kabat	2024 Annual Meeting
Timothy Keaney	2024 Annual Meeting
Judy Lee	2024 Annual Meeting
Spiros Maliagros	2024 Annual Meeting
Craig Smith	2024 Annual Meeting
Michael Tiedemann	2024 Annual Meeting
Tracey Brophy Warson	2024 Annual Meeting
Peter Yu	2024 Annual Meeting

The section titled “Directors & Executive Officers” beginning on page 8 of this Proxy Statement contains more information about the leadership skills and other experience that caused the nominating committee and the Board of Directors to determine that these nominees should serve as directors of the Company.

We believe that each of these directors possesses the experience, skills, and qualities to fully perform his or her duties as a director and contribute to our success. Our directors have been nominated because they possess the highest standards of personal integrity, interpersonal and communication skills, are highly accomplished in their fields, understand the interests and issues that are important to our stockholders, and are able to dedicate sufficient time to fulfilling their obligations as directors. Our directors as a group complement each other with their respective experiences, skills, and qualities. While our directors make up a diverse group in terms of age, gender, and professional experience, together they comprise a cohesive body in terms of Board process and collaboration.

Vote Required. Under our Bylaws, if a quorum is present, the directors will be elected by a plurality of the votes of shares present and entitled to vote. Accordingly, the nominees who receive the largest number of votes actually cast will be elected.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES.

PROPOSAL NO. 2—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee and Board selected and appointed KPMG LLC (“KPMG”) as our independent registered public accounting firm for the 2023 fiscal year. KPMG has served as TWMH’s independent registered public accounting firm since the consummation of the Business Combination. In selecting KPMG as the Company’s independent registered public accounting firm for 2023, the audit committee and the Board considered several factors, including:

•	The professional qualifications of KPMG, the lead audit partner, and other key engagement personnel.

•	KPMG’s independence and its processes for maintaining its independence.

•	The appropriateness of KPMG’s fees for audit and non-audit services.

Although ratification is not required by our Bylaws or otherwise, the Board is submitting the appointment of KPMG to our stockholders for ratification. The audit committee will consider the outcome of this vote in future deliberations regarding the appointment of our independent registered public accounting firm; however, the audit committee is solely responsible for the appointment and termination of our auditors and may do so at its discretion.

A representative from KPMG is expected to attend the Annual Meeting of stockholders and will have the opportunity to make a statement, if he or she desires to do so, and answer questions, if any.

Vote Required. If a quorum is present, ratification of the appointment of our independent registered public accounting firm requires that a majority of the votes cast at the Annual Meeting are cast “FOR” ratification.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF KPMG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2023 FISCAL YEAR.

Change in Certifying Accountant

On January 3, 2023, the audit committee of the Board approved (i) the dismissal of Marcum LLP (“Marcum”), Cartesian’s independent registered public accounting firm prior to the Business Combination, as the Company’s independent registered public accounting firm, and (ii) the selection and appointment of KPMG LLC (“KPMG”) as our independent registered public accounting firm for the 2023 fiscal year.

The report of Marcum on the financial statements of Cartesian (i) as of December 31, 2020 and December 31, 2021, and for the period from December 18, 2020 (inception) through December 31, 2021 and (ii) as of December 31, 2021 and December 31, 2022, and for the fiscal year ended December 31, 2022 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainties, audit scope or accounting principles, except for an explanatory paragraph in such report regarding substantial doubt about Cartesian’s ability to continue as a going concern.

During the period from December 18, 2020 (inception) through December 31, 2022 and the subsequent interim period through January 3, 2023, there were no disagreements between Cartesian and Marcum on any matter of accounting principles or practices, financial disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum, would have caused it to make reference to the subject matter of the disagreements in its reports on Cartesian’s financial statements for such period.

During the period from December 18, 2020 (inception) through December 31, 2022 and the subsequent interim period through January 3, 2023, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act), except that for the quarter ended September 30, 2021, based upon an evaluation of the effectiveness of the design and operation of its disclosure controls and procedures, the Chief

Executive Officer and the Chief Financial Officer of Cartesian concluded that its disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) were not effective due to its accounting for complex financial instruments. Based on the foregoing, it was determined that Cartesian had a material weakness as of March 31, 2021, June 30, 3021, September 30, 2021, December 31, 2021, March 31, 2022, June 30, 2022, and September 30, 2022 relating to its internal controls over financial reporting.

Fees and Services of Independent Registered Public Accounting Firm

The table below summarizes the fees and expenses billed to us by Marcum for the years ended December 31, 2022 and 2021.

Year	Audit Fees	Audit- Related Fees	Tax Fees	All Other Fees	Total
2022	$134,621	$—	$—	—	$134,621
2021	$88,065	$—	$—	—	$88,065

Audit Fees. Audit fees consist of fees billed for professional services rendered for the audit of our year-end financial statements and services that are normally provided by Marcum in connection with regulatory filings. The aggregate fees billed by Marcum for professional services rendered for the audit of our annual financial statements, review of the financial information included in our Forms 10-Q for the respective periods and other required filings with the SEC for the year ended December 31, 2022 and 2021 totaled approximately $134,621 and $88,065, respectively. The above amounts include interim procedures and audit fees, as well as attendance at audit committee meetings.

Audit-Related Fees. Audit-related services consist of fees billed for assurance and related services that are reasonably related to performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards. We did not pay Marcum for consultations concerning financial accounting and reporting standards for the year ended December 31, 2022 and 2021.

Tax Fees. We did not pay Marcum for tax planning and tax advice for the years ended December 31, 2022 and 2021.

All Other Fees. We did not pay Marcum for other services for the years ended December 31, 2022 and 2021.

Policy for Approval of Audit and Permitted Non-Audit Services

The audit committee has pre-approved all auditing services and permitted non-audit services to be performed for us by our auditors, including the fees and terms thereof (subject to the de minimis exceptions for non-audit services described in the Exchange Act which are approved by the audit committee prior to the completion of the audit).

AUDIT COMMITTEE REPORT

The following report of the audit committee does not constitute soliciting material and shall not be deemed filed with the SEC nor shall this information be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a filing.

Our audit committee consists of Chair, Timothy Keaney and members, Judy Lee, Hazel McNeilage and Peter Yu. The Board has determined that each audit committee member is “independent,” as independence for audit committee members is defined in the applicable Nasdaq listing standards and rules of the SEC. The Board also determined that all members of the audit committee are financially literate, and Mr. Keaney has been designated as an “audit committee financial expert”, as such term is defined in Item 407 of Regulation S-K. Although designated as audit committee financial experts, the audit committee Chair and members are not accountants for the Company nor, under SEC rules, an “expert” for purposes of the liability provisions of the Securities Act or for any other purpose.

The role of the audit committee is to (a) oversee the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements; (b) oversee the Company’s compliance with legal and regulatory requirements; (c) oversee the performance of the Company’s internal audit function; (d) take, or recommend that the Board of the Company take, appropriate action to oversee the qualifications, independence, and performance of the Company’s independent auditors; and (e) prepare the report required by the rules of the SEC to be included in the Company’s annual proxy statement.

The audit committee influences the overall tone for quality financial reporting, sound internal controls, and ethical behavior. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, for the appropriateness of the accounting and reporting policies that are used by the Company, and for the establishment and effectiveness of internal controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”), expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles, expressing an opinion on the effectiveness of internal control over financial reporting (when required), and for reviewing the Company’s interim consolidated financial statements.

The independent auditors report directly to the audit committee. The audit committee has the sole authority and responsibility to recommend to the Board the nomination of the independent auditors for approval by the stockholders on an annual basis. The audit committee is directly responsible for the appointment, retention, termination, compensation, evaluation and oversight of the work of the independent auditors for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company.

Our audit committee has reviewed and discussed with our management and our independent registered public accounting firm, Marcum LLP, the audited consolidated financial statements for the fiscal year ended December 31, 2022. Our audit committee has also discussed with Marcum the matters required to be discussed by the applicable requirements of the PCAOB and the SEC.

Our audit committee has received and reviewed the written disclosures and the letter from Marcum required by applicable requirements of the PCAOB regarding the independent accountant’s communications with our audit committee concerning independence and has discussed with Marcum its independence.

Based upon the reports and discussions described above, the audit committee, in accordance with its responsibilities, recommended to the Board that the audited consolidated financial statements be included in 2022 Annual Report.

AUDIT COMMITTEE

Timothy Keaney (Chair)

Judy Lee

Hazel McNeilage

Peter Yu

WHERE TO GET ADDITIONAL INFORMATION

As a reporting company, we are subject to the informational requirements of the Exchange Act and accordingly file our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements, and other information with the SEC. As an electronic filer, our public filings are maintained on the SEC’s website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is http://www.sec.gov. In addition, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act may be accessed free of charge through our website as soon as reasonably practicable after we have electronically filed such material with, or furnished it to, the SEC. The address of that website is https://www.ir.alti-global.com/financial-information/sec-filings.

COST OF PROXY STATEMENT

We will bear the cost of the solicitation of proxies on behalf of the Board. In addition to the use of the mail, proxies may be solicited by us personally, by telephone, or by similar means. None of our directors, officers, or employees will be specifically compensated for those activities. We do not expect to pay any compensation for the solicitation of proxies. However, we will reimburse brokerage firms, custodians, nominees, fiduciaries, and other persons holding our shares in their names, or in the names of nominees, at approved rates for their reasonable expenses in forwarding proxy materials to beneficial owners of securities held of record by them and obtaining their proxies.

STOCKHOLDER COMMUNICATIONS

General. All interested parties, including stockholders, may communicate with the Company or our Board by letter addressed to AlTi Global, Inc., Attention: Colleen Graham, Secretary, 520 Madison Avenue, 26th Floor, New York, New York 10022 This centralized process assists our Board in reviewing and responding to communications in an appropriate manner. If an interested party would like the letter to be forwarded directly to the Chairman, or if no Chairman is listed, the members of the standing committees of the Board, he or she should so indicate. If no specific direction is indicated, the Secretary of the Company will review the letter and forward it to the appropriate Board member(s).

Submission of Shareholder Proposals and Director Nominations for 2024 Annual Meeting. Pursuant to Rule 14a-8 under the Exchange Act, our stockholders may present proper proposals for inclusion in our proxy statement and form of proxy and for consideration at the next annual meeting by submitting their proposals to us in a timely manner. Any stockholder of the Company who wishes to present a proposal for inclusion in the proxy statement and form of proxy for action at the 2024 Annual Meeting must comply with our Bylaws and the rules and regulations of the SEC, each as then in effect. Such proposals must be mailed to us at our offices at 520 Madison Avenue, 26th Floor, New York, New York 10022, Attention: Colleen Graham, Secretary. Under the rules of the SEC, any stockholder proposal intended to be presented at the 2024 Annual Meeting must be received no later than January 2, 2024 in order to be considered for inclusion in our proxy statement and form of proxy relating to such meeting. Under our Bylaws, a stockholder must follow certain procedures to nominate persons for election as directors or to introduce an item of business at an annual meeting of stockholders. In order to be timely, we must receive notice of your intention to introduce a nomination or propose an item of business at our 2024 Annual Meeting between March 2, 2024 and April 1, 2024. If we change the date of our 2024 Annual Meeting by more than thirty days before, or more than sixty days after, the one-year anniversary of the Annual Meeting, then the written notice of a stockholder proposal that is not intended to be included in our proxy statement must be delivered, or mailed and received, not later than the ninetieth day prior to our 2024 Annual Meeting or, if later, the tenth day following the day on which certain public disclosure as described in our bylaws of the meeting date is made. The public announcement of an adjournment or postponement of the 2024 Annual Meeting does not commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this proxy statement. You are advised to review our Bylaws, which contain additional requirements with respect to advance notice of shareholder proposals and director nominees.

If a stockholder notifies us of an intent to present a proposal at the 2024 Annual Meeting at any time after March 17, 2024 (and for any reason the proposal is voted on at that meeting), it will be considered untimely and our proxy holders will have the right to exercise discretionary voting authority with respect to the proposal, if presented at the meeting, without including information regarding the proposal in our proxy materials.

In addition, for stockholder nominees for directors to be considered timely for inclusion on a universal proxy card pursuant to Rule 14a-19 under the Exchange Act, stockholders must provide notice to us no later than April 30, 2024, containing the information required by Rule 14a-19 under the Exchange Act.

OTHER BUSINESS

The Board knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named as proxies will vote in their discretion as they may deem appropriate.

By order of the Board of Directors,

MICHAEL TIEDEMANN

Chief Executive Officer

May 18, 2023

P.O. BOX 8016, CARY, NC 27512-9903 YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: INTERNET Go To: www.proxypush.com/ALTI • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote PHONE Call 1-866-903-2342 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions MAIL • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided ALTi Global, Inc. Annual Meeting of Stockholders For Stockholders of record as of May 01, 2023 TIME: Thursday, June 29, 2023 10:00 AM, Local Time PLACE: Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/ALTI for more details. This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of ALTi Global, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

ALTi Global, Inc. Annual Meeting of Stockholders Please make your marks like this: X THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1 AND 2 PROPOSAL YOUR VOTE BOARD OF DIRECTORS RECOMMENDS 1. To vote to elect as directors the 11 nominees named in the Proxy Statement for a term of office expiring at the 2024 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified. FOR WITHHOLD 1.01 Ali Bouzarif 1.02 Norma Corio 1.03 Nancy Curtin 1.04 Kevin T. Kabat 1.05 Timothy Keaney 1.06 Judy Lee 1.07 Spiros Maliagros 1.09 Craig Smith 1.10 Michael Tiedemann 1.11 Tracey Brophy Warson 1.12 Peter Yu FOR FOR FOR FOR FOR FOR FOR FOR FOR FOR FOR 2 To ratify the appointment of KPMG LLC (“KPMG”) as our independent registered publicaccounting firm for the 2023 fiscal year. FOR AGAINST ABSTAIN FOR 3. To vote on such other business, if any, as may properly come before the meeting and anyadjournment or postponement thereof. You must register to attend the meeting online and/or participate at www.proxydocs.com/ALTI Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date